================================================================================



                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                         Dated as of September 30, 1988

                                     among

                         CABLE TV FUND 14-A/B VENTURE,

                      the Banks referred to in Section 2.1

                                      and

                       THE BANK OF NOVA SCOTIA, as Agent



================================================================================

                               TABLE OF CONTENTS

Section                                                                                                    Page
- -------                                                                                                    ----
ARTICLE I           DEFINITIONS; CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . .           1

     1.1            Certain Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1
     1.2            Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          12

ARTICLE II          THE CREDITS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          12

     2.1            Revolving Credit Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          12
                    (a)    The Commitments    . . . . . . . . . . . . . . . . . . . . . . . . . . .          12
                    (b)    Revolving Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . .          12
                    (c)    Expiration Date; Failure
                           of Bank To Lend    . . . . . . . . . . . . . . . . . . . . . . . . . . .          13
     2.2            Revolving Credit and Term
                    Loan Notes    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          13
     2.3            Making of Revolving Credit Loans    . . . . . . . . . . . . . . . . . . . . . .          13
     2.4            Commitment Fee; Reduction of
                    the Commitment    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          14
                    (a)    Commitment Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          14
                    (b)    Reduction of the Commitment    . . . . . . . . . . . . . . . . . . . . .          14
     2.5            Term Loans    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          14
     2.6            Term Loan Ceiling   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          15
     2.7            Making of Term Loans    . . . . . . . . . . . . . . . . . . . . . . . . . . . .          15
     2.8            Interest Rates    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          16
                    (a)    Optional Bases of Borrowing    . . . . . . . . . . . . . . . . . . . . .          16
                             (i) Base Rate Option   . . . . . . . . . . . . . . . . . . . . . . . .          16
                            (ii) CD Rate Option   . . . . . . . . . . . . . . . . . . . . . . . . .          17
                           (iii) Euro-Rate Option   . . . . . . . . . . . . . . . . . . . . . . . .          18
                    (b)    Maturity Periods   . . . . . . . . . . . . . . . . . . . . . . . . . . .          19
                    (c)    Transactional Amounts    . . . . . . . . . . . . . . . . . . . . . . . .          21
                    (d)    Interest After Maturity    . . . . . . . . . . . . . . . . . . . . . . .          21
                    (e)    CD Rate or Euro-Rate
                           Unascertainable;
                           Impracticability   . . . . . . . . . . . . . . . . . . . . . . . . . . .          22
     2.9            Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          23
     2.10           Failure of Borrower To Give
                    Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          23
     2.11           Interest Payment Dates    . . . . . . . . . . . . . . . . . . . . . . . . . . .          24
     2.12           Payments    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          24
     2.13           Additional Compensation in
                    Certain Circumstances   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          24
                    (a)    Increased Costs or Reduced
                           Return Resulting From
                           Taxes, Reserves, Capital
                           Adequacy Requirements,
                           Expenses, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          24
                    (b)    Indemnity    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          26


Section                                                                                                    Page
- -------                                                                                                    ----
     2.14           Funding by Branch, Subsidiary
                    or Affiliate    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          27
                    (a)    Notional Funding   . . . . . . . . . . . . . . . . . . . . . . . . . . .          27
                    (b)    Actual Funding   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          27
     2.15           Maximum Interest    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          28

ARTICLE III         REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . .          28

     3.1            Organization and Qualification    . . . . . . . . . . . . . . . . . . . . . . .          28
     3.2            Authority and Authorization   . . . . . . . . . . . . . . . . . . . . . . . . .          29
     3.3            Execution and Binding Effect    . . . . . . . . . . . . . . . . . . . . . . . .          29
     3.4            Authorizations and Filings    . . . . . . . . . . . . . . . . . . . . . . . . .          30
     3.5            Absence of Conflicts    . . . . . . . . . . . . . . . . . . . . . . . . . . . .          30
     3.6            Financial Statements    . . . . . . . . . . . . . . . . . . . . . . . . . . . .          30
     3.7            No Event of Default; Compliance
                    With Instruments    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          31
     3.8            Litigation    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          31
     3.9            Equity Investments and
                    Affiliated Entities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          31
     3.10           Pension Related Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . .          31
     3.11           Title to Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          31
     3.12           Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          32
     3.13           Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          32
     3.14           Financial Accounting Practices    . . . . . . . . . . . . . . . . . . . . . . .          32
     3.15           Power To Carry on Business    . . . . . . . . . . . . . . . . . . . . . . . . .          33
     3.16           No Material Adverse Change    . . . . . . . . . . . . . . . . . . . . . . . . .          33
     3.17           Regulation U    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          33
     3.18           Compliance With Laws    . . . . . . . . . . . . . . . . . . . . . . . . . . . .          33
     3.19           Franchises    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          33
     3.20           Patents, Copyrights,
                    Licenses, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          34
     3.21           Copyright Act Filings   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          34
     3.22           Chief Executive Office; Chief
                    Place of Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          34
     3.23           Assets    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          34
     3.24           Documents Delivered   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          35
     3.25           Accurate and Complete Disclosure    . . . . . . . . . . . . . . . . . . . . . .          35
     3.26           Investment Company    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          35
     3.27           Public Utility Holding Company    . . . . . . . . . . . . . . . . . . . . . . .          35
     3.28           Proceeds    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          35

ARTICLE IV          CONDITIONS OF LENDING   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          36

     4.1            Representations and Warranties;
                    Events of Default and Potential
                    Defaults    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          36

Section                                                                                                    Page
- -------                                                                                                    ----
     4.2            Proceedings and Incumbency  . . . . . . . . . . . . . . . . . . . . . . . . . .          37
                    (a)    Jones    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          37
                    (b)    Borrower   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          37
                    (c)    General Partners   . . . . . . . . . . . . . . . . . . . . . . . . . . .          37
                    (d)    Reliance on Certificates   . . . . . . . . . . . . . . . . . . . . . . .          38
     4.3            Opinions of Counsel--Revolving
                    Credit Loans    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          38
     4.4            Opinions of Counsel--Term Loan    . . . . . . . . . . . . . . . . . . . . . . .          38
     4.5            Security Documentation    . . . . . . . . . . . . . . . . . . . . . . . . . . .          38
     4.6            Repayment of Existing Debt    . . . . . . . . . . . . . . . . . . . . . . . . .          40
     4.7            Subordination Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . .          40
     4.8            Capital Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          40
     4.9            Certification of Franchises   . . . . . . . . . . . . . . . . . . . . . . . . .          40
     4.10           Required Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          40
     4.11           Details, Proceedings and
                    Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          41

ARTICLE V           AFFIRMATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          41

     5.1            Reporting and Information
                    Requirements    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          41
                    (a)    Annual Audit Reports   . . . . . . . . . . . . . . . . . . . . . . . . .          41
                    (b)    Quarterly Reports    . . . . . . . . . . . . . . . . . . . . . . . . . .          42
                    (c)    Compliance and Reconciliation
                           Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          42
                    (d)    Monthly Subscriber Reports   . . . . . . . . . . . . . . . . . . . . . .          43
                    (e)    Other Reports and
                           Information    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          43
                    (f)    Further Information    . . . . . . . . . . . . . . . . . . . . . . . . .          43
                    (g)    Notice of Event of Default   . . . . . . . . . . . . . . . . . . . . . .          43
                    (h)    Notice of Material Adverse
                           Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          43
                    (i)    Notice of Material
                           Proceedings    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          44
                    (j)    Notice of Other Material
                           Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          44
                    (k)    Notices With Respect
                           to Franchises    . . . . . . . . . . . . . . . . . . . . . . . . . . . .          44
                    (l)    FCC Reports    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          44
                    (m)    Visitation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          44
     5.2            Preservation of Existence and
                    Franchises    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          45
     5.3            Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          45
     5.4            Maintenance of Properties   . . . . . . . . . . . . . . . . . . . . . . . . . .          45
     5.5            Financial Accounting Practices  . . . . . . . . . . . . . . . . . . . . . . . .          46
     5.6            Compliance With Laws    . . . . . . . . . . . . . . . . . . . . . . . . . . . .          46
     5.7            Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          46
     5.8            Government Authorizations, Etc. . . . . . . . . . . . . . . . . . . . . . . . .          46
     5.9            Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          47

Section                                                                                                    Page
- -------                                                                                                    ----
ARTICLE VI          NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          47

     6.1            Financial Maintenance Covenants   . . . . . . . . . . . . . . . . . . . . . . .          47
                    (a)    Total Debt/Annualized
                           Cash Flow    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          47
                    (b)    Cash Flow/Debt Service   . . . . . . . . . . . . . . . . . . . . . . . .          47
     6.2            Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          47
     6.3            Indebtedness    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          49
     6.4            Guarantees and Contingent
                    Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          49
     6.5            Loans and Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          51
     6.6            Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          51
     6.7            Sale-Leasebacks   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          51
     6.8            Leases    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          52
     6.9            Dissolution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          52
     6.10           Dispositions of Assets    . . . . . . . . . . . . . . . . . . . . . . . . . . .          52
     6.11           Acquisitions of Assets    . . . . . . . . . . . . . . . . . . . . . . . . . . .          53
     6.12           Self-Dealing    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          53
     6.13           Continuation of or Change
                    in Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          54
     6.14           Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          54
     6.15           Amendments to Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . .          54
     6.16           Pension Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          54
     6.17           Regulation U    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          55

ARTICLE VII         DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          55

     7.1            Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          55
     7.2            Consequences of an Event
                    of Default    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          59
     7.3            Set-off   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          59
     7.4            Equalization Among the Banks    . . . . . . . . . . . . . . . . . . . . . . . .          60

ARTICLE VIII        THE AGENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          60

     8.1            Appointment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          60
     8.2            Delegation of Duties    . . . . . . . . . . . . . . . . . . . . . . . . . . . .          61
     8.3            Nature of Duties; Independent
                    Credit Investigation    . . . . . . . . . . . . . . . . . . . . . . . . . . . .          61
     8.4            Actions in Discretion of
                    Agent; Instructions From
                    Required Banks    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          61
     8.5            Exculpatory Provisions    . . . . . . . . . . . . . . . . . . . . . . . . . . .          62
     8.6            Reimbursement and Indemnification   . . . . . . . . . . . . . . . . . . . . . .          62
     8.7            Reliance by Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          63
     8.8            The Bank of Nova Scotia in its
                    Individual Capacity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          63

Section                                                                                                    Page
- -------                                                                                                    ----
     8.9            Holders of Notes    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          63
     8.10           Related Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          64
     8.11           Pro Rata Interest in Collateral   . . . . . . . . . . . . . . . . . . . . . . .          64
     8.12           Successor Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          64
     8.13           Appointment of Co-Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . .          65

ARTICLE IX          MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          66

     9.1            Holidays    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          66
     9.2            Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          66
     9.3            Amendments or Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          66
     9.4            No Implied Waiver; Cumulative
                    Remedies    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          67
     9.5            Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          67
     9.6            Expenses; Taxes; Attorneys' Fees    . . . . . . . . . . . . . . . . . . . . . .          68
     9.7            Severability    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          68
     9.8            Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          69
     9.9            Prior Understandings    . . . . . . . . . . . . . . . . . . . . . . . . . . . .          69
     9.10           Duration; Survival    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          69
     9.11           Counterparts    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          69
     9.12           Successors and Assigns    . . . . . . . . . . . . . . . . . . . . . . . . . . .          69
     9.13           Limitation on Payments    . . . . . . . . . . . . . . . . . . . . . . . . . . .          70
     9.14           Nonrecourse Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . .          70

SIGNATURE PAGE      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          71

Exhibit A           Form of Revolving Credit and Term Loan Note

Exhibit B           Mortgage

Exhibit C           Security Agreement

Exhibit D           Subordination Agreement

Exhibit E           Opinion of Borrower's Counsel

Exhibit F           Opinion of FCC Counsel

Exhibit G           Opinion of Local Counsel


Schedule 1          Authorization and Filings (Section 3.4)

Schedule 2          Required Consents (Section 3.12)

Schedule 3          Franchises (Section 3.19)

Schedule 4          Nonassignable Intangible Property (Section 3.20)

Schedule 5          Chief Executive Office; Chief Place of
                    Business (Section  3.22)

Schedule 6          Location of Assets (Section  3.23)

Schedule 7          Liens (Section  6.2)

Schedule 8          Indebtedness and Guarantees (Sections 6.3 and 6.4)

Schedule 9          Loans and Investments (Section  6.5)

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                 THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of September 30, 1988, by and among CABLE TV FUND 14-A/B VENTURE, a Colorado general partnership (the "Borrower"), the banks named in Section 2.1 (hereinafter sometimes referred to collectively as the "Banks" and individually as a "Bank") and THE BANK OF NOVA SCOTIA, a Canadian chartered bank, as Agent for the Banks hereunder (hereinafter in such capacity referred to as the "Agent"),

                            W I T N E S S E T H :

                 Whereas the Borrower has requested the Banks to extend credit to the Borrower to enable it to borrow, repay and reborrow, at any time and from time to time before the Expiration Date (as hereinafter defined), not in excess of forty-two million five hundred thousand dollars ($42,500,000) principal amount at any time outstanding, and thereafter to borrow such amount on a term loan basis;

                 Whereas the Banks are willing to extend such credit to the Borrower on the terms and conditions hereinafter set forth:

                 N o w, T h e r e f o r e, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                           DEFINITIONS; CONSTRUCTION

                 1.1 Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

                 "Advances" shall mean loans and advances made by Jones to the Borrower.

                 "Agreement" shall mean this Revolving Credit and Term Loan Agreement as amended, modified or supplemented from time to time.

                 "Allocated Expenses" shall mean for any period the fees payable (without regard to the Borrower's right to defer or limit actual payment) to Jones to compensate Jones





                                     -1-                        CREDIT AGREEMENT
for that portion of its general overhead and administrative expenses, including all of its direct and indirect expenses allocable to the operation of the Borrower's business, including, but not limited to, home office rent, supplies, telephone, travel and copying charges, and salaries of full and part-time employees.

                 "Annualized Cash Flow" shall mean as of the end of any fiscal quarter of the Borrower Cash Flow for such quarter times four (4).

                 "Assessment Rate" shall have the meaning assigned to that term in Section 2.8(a) hereof.

                 "Base Rate" and "Base Rate Option" shall have the meanings assigned to those terms in Section 2.8(a) hereof.

                 "Base Rate Loan" shall mean at any time any Loan bearing interest at such time (i) under the Base Rate Option or (ii) under the first sentence of Section 2.8(d) hereof. If no Base Rate Loan is specified, "Base Rate Loan" shall refer to all Base Rate Loans outstanding at such time.

                 "Base Rate Maturity Period" shall have the meaning assigned to that term in Section 2.8(b) hereof.

                 "Basic Subscriber Rate" shall mean the minimum standard monthly fees and charges for "basic service" (as such term is commonly understood in the cable television industry) charged to customers of Systems.

                 "Basic Subscribers" shall mean, at any time, all subscribers subscribing to the Systems (excluding "second connects" as such term is commonly understood in the cable television industry) who (i) pay the Basic Subscriber Rate for service, and (ii) are not more than sixty (60) days past due in payment. In the case of commercial buildings, such as hotels or motels, or in the case of multiple residential dwellings, such as apartment houses and multifamily homes, which do not obtain reduced bulk service rates, each separate guest unit or dwelling unit receiving service shall be counted as one subscriber. The number of subscribers in a commercial building or in a multiple residential dwelling which obtains a reduced bulk service rate shall be obtained by dividing (i) the aggregate dollar amount of monthly subscribers' fees paid on account of such commercial building or multiple residential dwelling for basic service by (ii) the Basic Subscriber Rate. Residential households (other than in a multiple residential dwelling) paying the Basic Subscriber Rate under any form of deferred payment arrangement shall not be included.





                                    -2-                       CREDIT AGREEMENT

                 "Agent" shall mean The Bank of Nova Scotia, a Canadian chartered bank.

                 "Banks" shall mean the banks named in Section 2.1 (individually referred to as a "Bank").

                 "Borrower" shall mean Cable TV Fund 14-A/B Venture, a Colorado general partnership.

                 "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the State of California or other day on which banking institutions are authorized or obligated to close in San Francisco, California.

                 "Capital Expenditures" shall mean expenditures for fixed or capital assets or any debits to the property, plant and equipment accounts in accordance with GAAP.

                 "Capitalized Lease" shall mean at any time any lease which, in accordance with GAAP, is required to be capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of any person at any time shall mean the aggregate amount which, in accordance with GAAP, is required to be reported as the liability as lessee under a Capitalized Lease on the balance sheet of such person at such time.

                 "Cash Flow" shall mean for any fiscal period total consolidated revenues of the Borrower for such period, determined in accordance with GAAP less the sum of (i) operating expenses of the Borrower for such quarter (excluding depreciation, Management Fees and Allocated Expenses) and
(ii) general and administrative expenses of the Borrower for such quarter, in each case determined in accordance with GAAP.

                 "CD Rate" and "CD Rate Option" shall have the meanings assigned to those terms in Section 2.8(a) hereof.

                 "CD Rate Loan" shall mean any Loan bearing interest at any time under the CD Rate Option or at a rate calculated by reference to the CD Rate under Section 2.8(d) hereof. If no CD Rate Loan is specified, "CD Rate Loan" shall refer to all CD Rate Loans outstanding at such time.

                 "CD Rate Maturity Period" shall have the meaning assigned to that term in Section 2.8(b) hereof.

                 "Closing Date" shall mean the date of the first Loan hereunder.





                                     -3-                        CREDIT AGREEMENT

                 "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

                 "Collateral" shall have the meaning assigned to that term in
Section 8.11.

                 "Commitment" shall have the meaning assigned to that term in
Section 2.1(a) hereof.

                 "Controlled Group Member" shall mean each trade or business (whether or not incorporated) which together with the Borrower is treated as a single employer under section 4001(b)(1) of ERISA.

                 "Corresponding Source of Funds" shall mean:

                 (i) in the case of any CD Rate Loan, the proceeds of hypothetical issuances by a Bank of one or more of its certificates of deposit at the beginning of the CD Rate Maturity Period corresponding to such CD Rate Loan, having maturities approximately equal to such CD Rate Maturity Period and in an aggregate amount approximately equal to the principal amount of such CD Rate Loan; and

                 (ii) in the case of any Euro-Rate Loan, the proceeds of hypothetical receipts by a Notional Euro-Rate Funding Office or by a Bank through a Notional Euro-Rate Funding Office of one or more Dollar deposits in the interbank Eurodollar market at the beginning of the Euro-Rate Maturity Period corresponding to such Euro-Rate Loan, having maturities approximately equal to such Euro-Rate Maturity Period and in an aggregate amount approximately equal to the principal amount of such Euro-Rate Loan.

                 "Current Commitment" shall have the meaning assigned to that term in Section 2.1(a) hereof.

                 "Debt Service" shall mean for any fiscal period the sum of (a) all interest accrued on Total Debt for such period and (b) the aggregate amounts of scheduled principal payments of Total Debt payable by the Borrower during such period.

                 "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.





                                        -4-                   CREDIT AGREEMENT

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

                 "Euro-Rate" and "Euro-Rate Option" shall have the meanings assigned to those terms in Section 2.8(a) hereof.

                 "Euro-Rate Loan" shall mean any Loan bearing interest at any time under the Euro-Rate Option or at a rate calculated by reference to the Euro-Rate under Section 2.8(d) hereof. If no Euro-Rate Loan is specified, "Euro-Rate Loan" shall refer to all Euro-Rate Loans outstanding at such time.

                 "Euro-Rate Maturity Period" shall have the meaning assigned to that term in Section 2.8(b) hereof.

                 "Event of Default" shall mean any of the Events of Default described in Section 7.1 hereof.

                 "Existing Debt" shall mean all amounts owed by the Borrower pursuant to the promissory note dated March 31, 1988 by and between the Borrower and Mellon Bank, N.A., as the same shall have been amended, modified or supplemented from time to time.

                 "Expiration Date" shall mean December 31, 1991.

                 "FCC" shall mean the Federal Communications Commission or any successor agency thereto performing functions similar to those performed by the Federal Communications Commission on the date hereof.

                 "FCC License" shall mean any license or permit issued by the FCC, including, without limitation, licenses issued in connection with the operation of community antenna television systems, community antenna relay systems, microwave systems, earth stations and business and other two-way radios.

                 "Franchise" shall mean any franchise, permit, license or other authorization granted by any governmental unit or authority, including all laws, regulations and ordinances relating thereto, for the construction, operation and maintenance of a community antenna television system or SMATV system and the reception and transmission of signals by microwave, and shall include, without limitation, all licenses issued by the FCC for the operation of community antenna relay systems, earth stations, business and other





                                        -5-                   CREDIT AGREEMENT
two-way radios, microwave systems and all certificates of compliance and cable television registration statements which are required to be issued by or filed with the FCC.

                 "Franchise Agreement" shall mean any ordinance, agreement, contract or other document stating the terms and conditions of any Franchise, including, without limitation, all exhibits and schedules thereto, all amendments thereof and consents, waivers and extensions issued thereunder, any documents incorporated therein by reference and the application from which such Franchise was granted.

                 "GAAP" shall mean generally accepted accounting principles (as such principles may change from time to time) applied on a consistent basis (except for changes in application in which the Borrower's independent certified public accountants concur), applied both to classification of items and amounts.

                 "General Partners" shall mean Cable TV Fund 14-A, Ltd. and Cable TV Fund 14-B, Ltd., both Colorado limited partnerships.

                 "Indebtedness" of a person shall mean:

                 (i) all indebtedness or liability for or on account of money borrowed by, or for or on account of deposits with or advances to, such person;

                 (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments;

                 (iii) all indebtedness or liability for or on account of property or services purchased or acquired by such person; and

                 (iv) any amount secured by a Lien on property owned by such person (whether or not assumed) and Capitalized Lease Obligations of such person (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property).

                 "Joint Venture Agreement" shall mean the Joint Venture Agreement of Cable TV Fund 14-A/B Venture dated as of January 8, 1988, between Cable TV Fund 14-A, Ltd. and Cable TV Fund 14-B, Ltd.

                 "Jones" shall mean Jones Intercable, Inc., a Colorado corporation.





                                        -6-                   CREDIT AGREEMENT

                 "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

                 "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                 "Loan" or "Loans" shall mean any and all loan or loans made by the Banks to the Borrower under this Agreement.

                 "London Business Day" shall mean a day for dealing in deposits in Dollars by and among banks in the London interbank market and which is a Business Day.

                 "Management Fees" shall mean for any period the management fees payable by the Borrower to Jones during such period for management services provided to the Borrower pursuant to the Joint Venture Agreement.

                 "Mandatory Reduction Dates" shall mean the dates on which the Term Loan Ceiling shall be reduced pursuant to Section 2.6(A) hereof.

                 "Maturity Date" and "Maturity Period" shall have the meanings assigned to those terms in Section 2.8(b) hereof.

                 "month," with respect to a Euro-Rate Maturity Period, means the interval between the Euro-Convention Dates in consecutive calendar months as to such Euro-Rate Maturity Period. The "Euro-Convention Date" in a calendar month at the end of any Euro-Rate Maturity Period shall mean the day in such calendar month numerically corresponding to the first day of such Euro-Rate Maturity Period, except (i) if there is no such numerically corresponding day in a calendar month, the "Euro-Convention Date" for such calendar month shall mean the last London Business Day of such calendar month, (ii) if the first day of such Euro-Rate Maturity Period is the last day of a calendar month, the "Euro-Convention Date" for any later calendar month shall mean the last London Business Day of such calendar month and (iii) otherwise, if a numerically corresponding day in a





                                        -7-                   CREDIT AGREEMENT
given calendar month is not a London Business Day, the "Euro-Convention Date" for such calendar month shall mean the next following day that is a London Business Day, but not later than the last London Business Day of such calendar month.

                 "Mortgage" shall mean a mortgage in the form of Exhibit B hereto, dated as of the date hereof and executed and delivered by the Borrower to the Agent covering the property and leases of the Borrower described in
Schedule 6 hereto as the same may be amended, modified or supplemented from time to time.

                 "Multiemployer Plan" shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of section 4001(a)(3) of ERISA and to which the Borrower or any Controlled Group Member has or had an obligation to contribute.

                 "Note" or "Notes" shall mean the Revolving Credit and Term Loan Notes of the Borrower executed and delivered under this Agreement, together with all extensions, renewals, refinancings or refundings thereof in whole or in part.

                 "Notional Euro-Rate Funding Office" shall have the meaning given to that term in Section 2.14(a) hereof.

                 "Obligations" shall have the meaning assigned to that term in the Security Agreement.

                 "Office" when used in connection with the Agent, shall mean its office located at 444 Market Street, Suite 2450, San Francisco, California 94111, or at such other office or offices of the Agent or branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Agent to the Borrower and the Banks; provided that in no event shall the Agent so designate any office located in the State of Florida.

                 "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                 "Option" shall mean the Base Rate Option, the CD Rate Option or the Euro-Rate Option, as the case may be.

                 "Partnership Agreements" shall mean the limited partnership agreements pursuant to which the General Partners were organized, as amended, modified or supplemented prior to the date hereof.





                                        -8-                   CREDIT AGREEMENT

                 "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

                 "person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity.

                 "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) to which section 4021 of ERISA applies and (i) which is maintained for employees of the Borrower or any Controlled Group Member; or
(ii) to which the Borrower or any Controlled Group Member made, or was required to make, contributions at any time within the preceding five (5) years.

                 "Pole Agreement" shall mean any conduit occupancy rights, pole agreement, pole rental, pole use, access or similar agreement with any telephone company, public authority, public utility or other entity pursuant to which the coaxial, fiber optic or other type of cable and local distribution units of a cable television system are extended.

                 "Potential Default" shall mean any event or condition which with notice, passage of time or a determination by the Bank, or any combination of the foregoing, would constitute an Event of Default.

                 "Premium Subscription" shall mean a Pay Service received by a Basic Subscriber that (i) is in addition to the minimum package of subscriber services that each Basic Subscriber to a System must receive as a subscriber thereof, (ii) is for a fee in addition to the Basic Subscriber Rate, and (iii) is not more than sixty (60) days past due. The number of Premium Subscriptions in the case of Basic Subscribers receiving a reduced bulk pay programming service rate shall be determined by dividing (x) the aggregate dollar amount of monthly subscribers' fees paid on account of such services by (y) the standard rate for the pay programming services received. As used herein, the term "Pay Service" shall mean a motion picture or other entertainment cable television broadcast service available to Basic Subscribers of a System.

                 "Related Documents" shall mean the Security Documents and the Subordination Agreement.

                 "Reportable Event" means (i) a reportable event described in section 4043 of ERISA and regulations





                                        -9-                   CREDIT AGREEMENT
thereunder, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in section 4063(b) of ERISA, or (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in section 4062(f) of ERISA.

                 "Required Banks" means at any time when no Loans are outstanding, Banks having Current Commitments equal to at least 60% of the Total Current Commitment and, at any time when Loans are outstanding, Banks holding at least 60% of the unpaid balance of all Notes.

                 "Revolving Credit Loans" shall have the meaning assigned to that term in Section 2.1(a) hereof.

                 "Revolving Credit and Term Loan Notes" shall mean the promissory notes of the Borrower executed and delivered under Section 2.2 hereof, together with all extensions, renewals, refinancings or refundings thereof in whole or in part.

                 "Rollover Loan" shall mean any Loan made on the Maturity Date of any preceding Loan or Loans, with the aggregate principal amount of such Rollover Loan being less than or equal to the aggregate principal amount of such preceding Loan or Loans.

                 "Security Agreement" shall mean a Security Agreement dated as of the date hereof in the form of Exhibit C hereto, as the same may be amended, modified or supplemented from time to time.

                 "Security Documents" shall mean the Security Agreement and the Mortgage.

                 "Standard Notice" shall mean an irrevocable notice provided to the Agent on a Business Day which is:

                 (i) at least one (1) Business Day in advance in the case of selection of the Base Rate Option, or prepayment of any Base Rate Loan;

                 (ii) at least two (2) Business Days in advance in the case of selection of the CD Rate Option; and

                 (iii) at least two (2) London Business Days in advance in the case of selection of the Euro-Rate Option.





                                        -10-                  CREDIT AGREEMENT

Standard Notice must be provided no later than 10:00 A.M., San Francisco time, on the last day permitted for such notice.

                 "Subordination Agreement" shall mean a subordination agreement among the Borrower, Jones and the Agent dated as of the date hereof in the form of Exhibit D hereto, as the same may be amended, modified or supplemented from time to time.

                 "System" or "Systems" shall mean the assets constituting a cable television or SMATV system (including, without limitation, all related licenses, franchises and permits issued under federal, state or local laws from time to time, and all agreements with public utilities and microwave transmission companies, pole attachment, use, access or rental agreements, utility easements and all other property owned or used in connection with the entertainment and services provided pursuant to, and all interest of the Borrower to receive revenues from, or pursuant to, said licenses, franchises and permits) owned by the Borrower and serving subscribers within a geographical area covered by one or more Franchises from the same head end facility or by two or more related head end facilities.

                 "Term Loan Expiration Date" shall mean December 31, 1996.

                 "Term Loan" shall have the meaning assigned to that term in
Section 2.5 hereof.

                 "Term Loan Ceiling" shall have the meaning assigned to that term in Section 2.6 hereof.

                 "Total Current Commitment" shall mean at any time the sum of the Current Commitments of the Banks at such time.

                 "Total Debt" shall mean as of any date the aggregate principal amount of all Indebtedness of the Borrower outstanding as of such date, excluding accounts payable arising in the ordinary course of business on terms customary in the trade and Advances.





                                        -11-                  CREDIT AGREEMENT

                 1.2 Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole, and "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by a Bank or the Agent include good faith estimates by such Bank or the Agent (in the case of quantitative determinations) and good faith beliefs by such Bank or the Agent (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

                                   ARTICLE II

                                  THE CREDITS

                 2.1 Revolving Credit Loans.

                 (a) The Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank severally agrees (such agreement being herein called such Bank's "Commitment") to make loans to the Borrower (the "Revolving Credit Loans") at any time or from time to time on or after the date hereof and to, but not including, the Expiration Date in an aggregate principal amount not exceeding at any one time outstanding such Bank's Current Commitment at such time. Each Bank's "Current Commitment" at any given time shall be equal to the amount set forth opposite the name of such Bank in the table below, as such amount may have been reduced under Section 2.4 hereof at such time.

                                                    Current        Percentage
         Name of Bank                              Commitment       Interest
         ------------                              ----------      ----------
         The Bank of Nova Scotia                   $30,000,000      70.59%
         Provident National Bank                   $12,500,000      29.41%
                          Total                    $42,500,000        100%

                 (b) Revolving Credit. Within the limits of time and amount set forth in this Section 2.1, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder.





                                        -12-                   CREDIT AGREEMENT

                 (c) Expiration Date; Failure of Bank To Lend. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date. The failure of any Bank to make a Revolving Credit Loan shall not relieve any other Bank of its obligation to lend hereunder, but neither the Agent nor any Bank shall be responsible for the failure of any other Bank to make a Revolving Credit Loan.

                 2.2 Revolving Credit and Term Loan Notes. The obligations of the Borrower to repay the unpaid principal amount of the Revolving Credit Loans made to it by each Bank and to pay interest thereon shall be evidenced in part by a single promissory note of the Borrower dated the Closing Date (a "Revolving Credit and Term Loan Note") in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled. Each executed Note shall be delivered by the Borrower to the Agent on behalf of each Bank on the Closing Date, and the Agent shall promptly send such Notes to the Banks.

                 2.3 Making of Revolving Credit Loans. Whenever the Borrower desires that the Banks make Revolving Credit Loans, the Borrower shall provide Standard Notice to the Agent setting forth the following information:

                 (a) The date, which shall be a Business Day, on which such Loan is to be made;

                 (b) The interest rate Option for such Loan selected in accordance with Section 2.8(a) hereof;

                 (c) The Maturity Period for such Loan selected in accordance with Section 2.8(b) hereof; and

                 (d) The principal amount of such Loan selected in accordance with Section 2.8(c) hereof.

The Agent shall advise each Bank of the information contained in such notice and its Proportionate share of the aggregate Proposed borrowing promptly after receipt of such notice. Standard Notice having been so provided, on the date specified in such Standard Notice each Bank shall automatically apply the proceeds of such Loan against Principal amounts due and payable on such date under existing Loans and shall make the excess Proceeds of such Loan, if any, available to the Borrower at the Agent's Office, no later than 12:00 noon San Francisco time in funds immediately available at such Office.





                                        -13-                  CREDIT AGREEMENT

                 2.4 Commitment Fee; Reduction of the Commitment.

                 (a) Commitment Fee. The Borrower agrees to pay to the Agent, for the account of each Bank, as consideration for the Banks' Commitments hereunder, a commitment fee equal to one-half percent (1/2%) per annum (based on a year of 365 or 366 days, as the case may be) on the unborrowed amount of the Current Commitment for each day from and including the earlier of the Closing Date or the effective date of this Agreement to and including the Expiration Date. A commitment fee shall be due and payable for the preceding period for which such fee has not been paid (i) on the last day of each March, June, September and December after the date hereof, (ii) on the date of each reduction of the Current Commitment on the amount so reduced and (iii) on the Expiration Date.

                 (b) Reduction of the Commitment. The Borrower may at any time or from time to time permanently reduce the Total Current Commitment to an amount (which may be zero) not less than the sum of the unpaid principal amount of the Revolving Credit Loans then outstanding plus the principal amount of all Revolving Credit Loans not yet made as to which notice has been given by the Borrower under Section 2.3 hereof. Any reduction of the Total Current Commitment shall be in an amount which is an integral multiple of one million dollars ($1,000,000). Reduction of the Total Current Commitment shall be made by providing not less than three (3) Business Days' notice (which notice shall be irrevocable) to such effect to the Agent. The Agent shall promptly advise each Bank of the date of any such termination of the Current Commitments and the date and amount of each such permanent reduction of the Current Commitments. After the date specified in such notice the commitment fee shall be calculated upon the Total Current Commitment as so reduced.

                 2.5 Term Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank severally agrees:

                 (a) to make one or more Loans to the Borrower on the Expiration Date in such aggregate principal amount as may be requested by the Borrower but not in excess of such Bank's Current Commitment on the Expiration Date; and

                 (b) to make Loans, each of which shall be a Rollover Loan, to the Borrower from time to time from but not including the Expiration Date and to but not including the Term Loan Expiration Date.

Loans made pursuant to this Section 2.5 shall be called "Term Loans."





                                        -14-                  CREDIT AGREEMENT

                 2.6 Term Loan Ceiling.

                 At no time shall the aggregate principal amount of Term Loans outstanding exceed the Term Loan Ceiling at such time. The "Term Loan Ceiling" shall mean the aggregate principal amount of the Term Loans made on the Expiration Date as provided in Section 2.5(a) (the "Initial Ceiling"), reduced as follows:

                 (A) On March 31, June 30, September 30 and December 31 of the years 1992, 1993, 1994, 1995 and 1996, the Term Loan Ceiling shall be reduced by amounts equal to the following percentages of the Initial Ceiling (regardless of whether the Term Loan Ceiling shall have been reduced pursuant to (B) below):

                          1992             1-1/4%
                          1993             2-1/2%
                          1994             3-3/4%
                          1995             8-3/4%
                          1996             8-3/4%

                 (B) In addition, if at any time Term Loans are prepaid or Rollover Loans are made in a lesser aggregate principal amount than the maturing Term Loans being rolled over except to the extent necessary as a result of a reduction in the Term Loan Ceiling pursuant to (A) above, the then current Term Loan Ceiling shall on such date be reduced by the amount of the prepayment or of such difference.

                 Once reduced, the Term Loan Ceiling may not be increased. If on any Mandatory Reduction Date the outstanding Term Loans on such date shall exceed the Term Loan Ceiling as reduced on such date, the Borrower shall pay or prepay (subject, among other things, to Section 2.13(b) hereof) sufficient Loans to reduce the principal amount of the outstanding Loans to such reduced Term Loan Ceiling.

                 2.7 Making of Term Loans. If the Borrower desires that the Banks make Term Loans, the Borrower shall provide Standard Notice to the Agent setting forth the following information:

                 (a) The date, which shall be a Business Day, on which such Loan is to be made;

                 (b) The interest rate Option for such Loan, selected in accordance with Section 2.8(a) hereof;





                                        -15-                  CREDIT AGREEMENT

                 (c) The Maturity Period for such Loan, selected in accordance with Section 2.8(b) hereof; and

                 (d) The principal amount of such Loan, selected in accordance with Section 2.8(c) hereof.

The Agent shall advise each Bank of the information contained in such notice and its proportionate share of the aggregate proposed borrowing promptly after receipt of such notice. Standard Notice having been so provided, on the date specified in such notice each Bank shall (i) if the Loan is a Rollover Loan made pursuant to Section 2.5(b), apply the proceeds to any amounts due and payable hereunder and (ii) if the Loan is a Term Loan made pursuant to Section 2.5(a), apply the proceeds first (A) to payment of the outstanding principal amount of the Revolving Credit Loans (whether or not due), unpaid interest accrued thereon, accrued and unpaid commitment fee and all other amounts accrued and unpaid thereon or under this Agreement and (B) if any proceeds remain, then make such excess proceeds of such Term Loan available to the Borrower at the Agent's Office no later than 12:00 noon, San Francisco time, in funds immediately available at such Office. The Borrower shall pay to the Agent on the Expiration Date any deficiency in the amount of the Term Loan made on such date to make the payments required under the foregoing clause (ii)(A). The Agent shall promptly remit to each Bank its proportional share of any such additional payment.

                 2.8 Interest Rates.

                 (a) Optional Bases of Borrowing. Each Loan shall bear interest for each day until due on a single basis selected by the Borrower from among the interest rate Options set forth below, it being understood that subject to the provisions of this Agreement the Borrower may select different Options to apply simultaneously to different Loans; provided that the total number of Loans outstanding shall not at any time exceed six:

                 (i) Base Rate Option: A rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be) for each day equal to the Base Rate for such day plus 1/2%, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate. "Base Rate," as used herein, shall mean a fluctuating interest rate per annum equal at all times to the rate of interest announced by the Agent in San Francisco, California from time to time in its sole discretion as its base rate.





                                        -16-                  CREDIT AGREEMENT

                 (ii) CD Rate Option: A rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the CD Rate for such day plus 1-5/8%. "CD Rate" for any day, as used herein, shall mean for each proposed or existing CD Rate Loan corresponding to a CD Rate Maturity Period the rate per annum determined by the Agent by adding

                 (A) the rate per annum obtained by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (1) the rate of interest (which shall be the same for each day in such CD Rate Maturity Period) determined in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive) to be the average of the secondary market bid rates at or about 11:00 A.M., Eastern time, on the first day of such CD Rate Maturity Period by dealers of recognized standing in negotiable certificates of deposit for the purchase at face value of negotiable certificates of deposit of major money center banks for delivery on such day in amounts comparable to such CD Rate Loan and having maturities comparable to such CD Rate Maturity Period by (2) a number equal to
         1.00 minus the CD Rate Reserve Percentage and

                 (B) the Assessment Rate.

                 The "CD Rate" may also be expressed by the following formula:



             {average of the secondary market     }
             {bid rates determined by the Agent   }
CD Rate =    {per subsection (A)(1)               } + Assessment Rate
             --------------------------------------
             {1.00 - CD Rate Reserve Percentage   }

                 The "CD Rate Reserve Percentage" for any day is the maximum effective percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Agent (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation supplemental, marginal and emergency reserve requirements) for a member bank of such System in respect of nonpersonal time deposits in Dollars in the United States. The CD Rate shall be adjusted





                                        -17-                  CREDIT AGREEMENT
         automatically as of the effective date of each change in the CD Rate Reserve Percentage.

                 The "Assessment Rate" for any day is the rate per annum (rounded upward to the nearest 1/100 of 1%) determined in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive) to be the maximum effective assessment rate per annum payable by a bank insured by the Federal Deposit Insurance Corporation (or any successor) for such day for insurance on Dollar time deposits, exclusive of any credit allowed against such annual assessment on account of assessment payments made or to be made by such bank. The CD Rate shall be adjusted automatically as of the effective date of each change in the Assessment Rate.

                 The Agent shall give prompt notice to the Borrower and the Banks of the CD Rate so determined or adjusted, which determination or adjustment shall be conclusive if made in good faith.

                 (iii) Euro-Rate Option: A rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the Euro-Rate for such day plus 1-1/2%. "Euro-Rate" for any day, as used herein, shall mean for each proposed or existing Euro-Rate Loan corresponding to a Euro-Rate Maturity Period the rate per annum determined by the Agent by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (A) the rate of interest (which shall be the same for each day in such Euro-Rate Maturity Period) determined in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rates per annum for deposits in Dollars offered to major money center banks in the London interbank market at approximately 11:00 A.M., London time, two London Business Days prior to the first day of such Euro-Rate Maturity Period for delivery on the first day of such Euro-Rate Maturity Period in amounts comparable to such Euro-Rate Loan and having maturities comparable to such Euro-Rate Maturity Period by (B) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.

                 The "Euro-Rate" may also be expressed by the following formula:





                                        -18-                  CREDIT AGREEMENT

                 {average of the rates offered to major money  }
                 {center banks in the London interbank market  }
Euro-Rate =      {determined by the Agent per subsection (A)   }
                 -----------------------------------------------
                 {1.00 - Euro-Rate Reserve Percentage          }

                 The "Euro-Rate Reserve Percentage" for any day is the maximum effective percentage (expressed as a decimal fraction, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Agent (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to euro-currency funding (currently referred to as "Euro-currency liabilities") of a member bank in such System. The Euro-Rate shall be adjusted automatically as of the effective date of each change in the Euro-Rate Reserve Percentage.

                 The Agent shall give prompt notice to the Borrower and the Banks of the Euro-Rate so determined or adjusted, which determination or adjustment shall be conclusive if made in good faith.

                 (iv) The foregoing interest rates shall be decreased by 1/4% during the period commencing on the date on which the Borrower delivers to the Agent and the Banks the certificate referred to in
         Section 5.1(c) demonstrating that the ratio of Total Debt to Annualized Cash Flow did not exceed 5.00 to 1 for the preceding fiscal quarter of the Borrower and ending on the date on which the Borrower delivers to the Agent and the Banks (or was required to so deliver) the certificate referred to in Section 5.1(c) demonstrating that the ratio of Total Debt to Annualized Cash Flow exceeded 5.00 to 1 for the preceding fiscal quarter of the Borrower. After any such increase the interest rates may again be decreased (subject to later increase), all in accordance with the first sentence of this clause (iv).

                 (b) Maturity Periods. At any time when the Borrower shall request the Banks to make any Loan, the Borrower shall specify the term of such Loan (the "Maturity Period" of such Loan) as set forth in the chart below:





                                        -19-                  CREDIT AGREEMENT

Type of Loan     Available Maturity Periods
- ------------     --------------------------
Base Rate Loan   Such period as the Borrower may select ("Base Rate Maturity
                 Period");

CD Rate Loan     30, 60, 90 or 180 days or, if available from the Banks on
                 the date of the Loan, one or two years ( "CD Rate Maturity
                 Period"); and

Euro-Rate Loan   One, two, three or six months or, if available from the
                 Banks on the date of the Loan, one or two years ("Euro-Rate
                 Maturity Period");


         provided, that:

                 (i) Each Base Rate Maturity Period or CD Rate Maturity Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day;

                 (ii) Each Euro-Rate Maturity Period shall begin on a London Business Day, and the duration of each Euro-Rate Maturity Period shall be determined in accordance with the definition of the term "month" herein;

                 (iii) The Borrower may not select a Maturity Period that would end after the Term Loan Expiration Date; and

                 (iv) The Borrower shall, in selecting any Maturity Period, allow for the reductions in the Term Loan Ceiling imposed by Section 2.6(b) hereof and the resulting payments due on each Mandatory Reduction Date.

                 Unless due earlier under the terms hereof or the applicable Notes, each Loan shall be due and payable on the last day of the Maturity Period corresponding thereto (the "Maturity Date" therefor).

                 If the Borrower selects a Maturity Period that would end after the Expiration Date, then on the Expiration Date the Borrower shall request Term Loans in an amount not less than the principal amount of Revolving Credit Loans having Maturity Periods ending after the Expiration Date. In the absence of such a request, the Banks shall have the option of either (i) deeming such notice to have been made and making Term Loans in such principal amount on the Expiration Date or (ii) demanding payment of any amounts due





                                        -20-                  CREDIT AGREEMENT
under Section 2.13(b) as a result of the payment of the Revolving Credit Loans in the middle of a Maturity Period. Notwithstanding the foregoing, the Banks may refuse to make any requested Term Loan on the Expiration Date if the conditions referred to in Article IV have not been satisfied and may demand payment of any amounts due under Section 2.13(b) as a result of the payment of the Revolving Credit Loans in the middle of a Maturity Period.

                 (c) Transactional Amounts. Every request for a Loan and every prepayment of a Loan shall be in a principal amount such that after giving effect thereto the principal amount of each such Loan, as the case may be, shall be as set forth in the table below:

Type of Loan     Allowable Principal Amounts
- ------------     ---------------------------
Base Rate Loan   $10,000 or an aggregate integral multiple thereof, except
                 that a Rollover Loan may be in any principal amount;

CD Rate Loan     $1,000,000 or an integral multiple of $1,000 in excess
                 thereof; and

Euro-Rate Loan   $1,000,000 or an integral multiple of $1,000 in excess
                 thereof.

                 (d) Interest After Maturity. After the principal amount of any Base Rate Loan shall have become due (by acceleration or otherwise), such Loan shall bear interest for each day until paid (before and after judgment) at a rate per annum (based on a year of 365 or 366 days, as the case may be) which shall be 2% above the then current Base Rate Option, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate. After the principal amount of any CD Rate Loan or Euro-Rate Loan shall have become due (by acceleration or otherwise), such Loan shall bear interest for each day until paid (before and after judgment) until the end of the applicable then current Maturity Period at a rate per annum 3% above the rate otherwise applicable to such Loan and thereafter in accordance with the previous sentence.





                                        -21-                  CREDIT AGREEMENT

                 (e) CD Rate or Euro-Rate Unascertainable; Impracticability. If

                 (i) on any date on which a CD Rate or a Euro-Rate would otherwise be set the Agent shall have in good faith determined (which determination shall be conclusive) that:

                 (A) adequate and reasonable means do not exist for ascertaining such CD Rate or Euro-Rate,

                 (B) a contingency has occurred which materially and adversely affects the secondary market for negotiable certificates of deposit maintained by dealers of recognized standing or the interbank eurodollar market, as the case may be, or

                 (C) the effective cost to any Bank of funding a proposed CD Rate Loan or Euro-Rate Loan from a Corresponding Source of Funds shall exceed the CD Rate or the Euro-Rate, as the case may be, applicable to such Loan, or

                 (ii) at any time the Agent shall have determined in good faith (which determination shall be conclusive) that the making, maintenance or funding of any CD Rate Loan or Euro-Rate Loan has been made impracticable or unlawful by compliance by a Bank or a Notional Euro-Rate Funding Office in good faith with any Law or guideline or interpretation or administration thereof by any Official Body charged with the interpretation or administration thereof or with any request or directive of any such Official Body (whether or not having the force of law);

then, and in any such event, the Agent shall notify the Borrower and the Banks of such determination. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the CD Rate Option or Euro-Rate Option, as the case may be, shall cease to apply, and all CD Rate Loans or Euro-Rate Loans, as the case may be, shall be due and payable. Absent contrary notice from the Borrower by 10:00 A.M., San Francisco time, on such date, the Borrower shall be deemed to have given the Agent notice pursuant to Section 2.3 or 2.7 hereof, as the case may be, at such time to the effect that the Borrower requests that the Banks make Base Rate Loans in principal amount equal to the principal amount of Loans becoming due and payable pursuant to the preceding sentence.





                                        -22-                  CREDIT AGREEMENT

                 If at the time the Agent makes a determination under subsection (i) or (ii) of this Section 2.8(e) the Borrower has previously notified the Agent that it wishes to select the CD Rate Option or the Euro-Rate Option, as the case may be, with respect to any proposed Loans, but such Loans have not yet been made, such notification shall be deemed to provide for selection of the Base Rate Option instead of the CD Rate Option or the Euro-Rate Option as the case may be, with respect to such Loans.

                 2.9 Prepayments. Subject to the provisions of Section 2.13(b) hereof, the Borrower shall have the right at its option from time to time to prepay the Loans in whole or part and, with respect to any Base Rate Loan, such prepayment shall be without premium or penalty. Except as expressly provided herein, the Borrower shall not have the right to prepay any Loans.

                 Whenever the Borrower desires to prepay any Loan or to pay any Loan on any date other than on the Expiration Date, the Term Loan Expiration Date or any Mandatory Reduction Date, it shall provide Standard Notice to the Agent setting forth the following information:

                 (a) The date, which shall be a Business Day, on which the proposed payment or prepayment is to be made; and

                 (b) The total principal amount of such payment or prepayment, selected in accordance with Section 2.8(c) hereof which shall be the sum of the principal amounts of the Loans to be prepaid.

The Agent shall advise each Bank of the information contained in such notice promptly after receipt thereof. Standard Notice having been so provided, on the date specified in such Standard Notice the principal amounts of all Loans specified in such notice, together with interest on such principal amounts to such date, shall be due and payable.

                 2.10 Failure of Borrower To Give Notice. Absent contrary notice from the Borrower pursuant to Section 2.3, 2.7 or 2.9 hereof, as the case may be, by 12:00 P.M. San Francisco time, on the Maturity Date of any Loan, the Borrower shall be deemed to have given the Agent Standard Notice, pursuant to Section 2.3 or 2.7 hereof, as the case may be, that the Borrower requests that the Banks make Rollover Loans at the Base Rate Option in principal amount equal to the aggregate principal amount of Loans becoming due end payable on such Maturity Date.





                                        -23-                  CREDIT AGREEMENT

                 2.11 Interest Payment Dates. Interest on each Base Rate Loan shall be due and payable quarterly in arrears. Interest on each CD Rate Loan shall be due and payable on the last day of the corresponding CD Rate Maturity Period and, if such CD Rate Maturity Period is longer than 90 days, also every 90th day during such CD Rate Maturity Period. Interest on each Euro-Rate Loan shall be due and payable on the last day of the corresponding Euro-Rate Maturity Period and, if such Euro-Rate Maturity Period is longer than three months, also every third month during such Maturity Period. After maturity of any Loan (by acceleration or otherwise), interest on such Loan shall be due and payable on demand.

                 2.12 Payments. All payments and prepayments to be made in respect of principal, interest, commitment fee or other amounts due from the Borrower hereunder or under any Note shall be payable at 12:00 noon San Francisco time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at its Office for the account of the Banks in Dollars in funds immediately available at such Office without setoff, counterclaim or other deduction of any nature. Unless otherwise contemplated by this Agreement, the Agent shall promptly distribute to the Banks pro rata according to their Current Commitments all such payments received by it from the Borrower in like funds as received by the Agent. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) interest, commitment fee or any other amounts due from the Borrower hereunder or under the Notes (excluding overdue principal, which shall bear interest as described in Section 2.8(d) hereof, but including interest payable under this Section 2.12), such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (based on a year of 365 or 366 days, as the case may be) 2% above the then current Base Rate Option, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate.

                 2.13 Additional Compensation in Certain Circumstances.

                 (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. If any Law or guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive of any Official Body (whether or





                                        -24-                  CREDIT AGREEMENT
not having the force of law) now existing or hereafter adopted:

                 (i) subjects any Bank or any Notional Euro-Rate Funding Office to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, commitment fee or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of such Bank or such Notional Euro-Rate Funding Office imposed by the jurisdiction in which such Bank's principal office or Notional Euro-Rate Funding Office is located),

                 (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, other acquisitions of funds by, any Bank or any Notional Euro-Rate Funding Office (other than requirements expressly included herein in the determination of the CD Rate or the Euro-Rate, as the case may be, hereunder),

                 (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Bank or any Notional Euro-Rate Funding Office, or (B) otherwise applicable to the obligations of any Bank or any Notional Euro-Bank Funding Office under this Agreement, or

                 (iv) imposes upon any Bank or any Notional Euro-Rate Funding Office any other condition or expense with respect to this Agreement, the Notes or its making, maintenance or funding of any Loan or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon such Bank or Notional Euro-Rate Funding Office with respect to this Agreement, the Notes or the making, maintenance or funding of any Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Bank's capital taking into consideration such Bank's policies with respect to capital adequacy) by an amount which such Bank deems to be material (such Bank being deemed for this purpose to have made, maintained or funded





                                        -25-                  CREDIT AGREEMENT
any CD Rate Loan and Euro-Rate Loan from a Corresponding Source of Funds), such Bank shall from time to time notify the Agent and the Borrower of the amount determined in good faith (using any averaging and attribution methods) by such Bank (which determination shall be conclusive) to be necessary to compensate such Bank or Notional Euro-Rate Funding Office for such increase, reduction or imposition. Such amount shall be due and payable by the Borrower to such Bank ten Business Days after such notice is given. A certificate by such Bank as to the amount due and payable under this Section 2.13(a) from time to time and the method of calculating such amount shall be conclusive absent manifest error.

                 (b) Indemnity. In addition to the compensation required by subsection (a) of this Section 2.13, the Borrower shall indemnify each Bank against any loss or expense (including loss of margin) which such Bank has sustained or incurred as a consequence of any

                 (i) payment or prepayment of any CD Rate Loan or Euro-Rate Loan on a day other that the last day of the corresponding Maturity Period (whether or not such payment or prepayment is mandatory or automatic and whether or not such payment or prepayment is then due),

                 (ii) attempt by the Borrower to revoke (whether expressly, by later inconsistent notices or otherwise) in whole or part any notice stated herein to be irrevocable, or

                 (iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or the Notes, including without limitation any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, commitment fee or any other amount due hereunder or under either Note.

If any Bank sustains or incurs any such loss or expense it shall from time to time notify the Agent and the Borrower of the amount determined in good faith by such Bank (which determination shall be conclusive) to be necessary to indemnify such Bank for such loss or expense (such Bank being deemed for this purpose to have made, maintained or funded each CD Rate Loan and Euro-Rate Loan from a Corresponding Source of Funds). Such amount shall be due and payable by the Borrower to such Bank ten Business Days after such notice is given.





                                        -26-                  CREDIT AGREEMENT

                 2.14 Funding by Branch, Subsidiary or Affiliate.

                 (a) Notional Funding. Each Bank shall have the right from time to time, prospectively or retrospectively, without notice to the Borrower, to deem any branch, subsidiary or affiliate of such Bank to have made, maintained or funded any Euro-Rate Loan at any time. Any branch, subsidiary or affiliate so deemed shall be known as a "Notional Euro-Rate Funding Office." Each Bank shall deem any Euro-Rate Loan or the funding therefor to have been transferred to a different Notional Euro-Rate Funding Office if such transfer would avoid or cure an event or condition described in
Section 2.8(e)(ii) hereof or would lessen compensation payable by the Borrower under Section 2.13(a) hereof, and if such Bank determines in its sole discretion that such transfer would be practicable and would not have a material adverse effect on such Loan, such Bank or any Notional Euro-Rate Funding Office (it being assumed for purposes of such determination that each Euro-Rate Loan is actually made or maintained by or funded through the corresponding Notional Euro-Rate Funding Office). Notional Euro-Rate Funding Offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

                 (b) Actual Funding. Each Bank shall have the right from time to time to make or maintain any Euro-Rate Loan by arranging for a branch, subsidiary or affiliate of such Bank to make or maintain such Loan. Each Bank shall have the right to (i) hold any applicable Note payable to its order for the benefit and account of such branch, subsidiary or affiliate or (ii) request the Borrower to issue one or more promissory notes in the principal amount of such Euro-Rate Loan in substantially the form attached hereto as Exhibit A or B, as the case may be, with the blanks appropriately filled, payable to such branch, subsidiary or affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Loans to the Borrower. The Borrower agrees to comply promptly with any request under subsection (ii) of this Section 2.14(b). If any Bank causes a branch, subsidiary or affiliate to make or maintain any Loan hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such Loan and to any note payable to the order of such branch, subsidiary or affiliate to the same extent as if such Euro-Rate Loan were made or maintained and such note were a Revolving Credit Note or Term Loan Note payable to such Bank's order.





                                        -27-                  CREDIT AGREEMENT

                 2.15 Maximum Interest. Notwithstanding any provision of this Agreement to the contrary, the parties intend that no provision of this Agreement be interpreted, construed, applied, or enforced so as to permit or require the payment or collection of interest in excess of the highest rate of interest (the "Maximum Permitted Rate") permitted to be paid or collected by applicable law. If, however, any such provision is so interpreted, construed, applied or enforced, then the parties intend: (i) that such provision automatically shall be deemed reformed nunc pro tunc so as to require payment only of interest at the Maximum Permitted Rate; and (ii) if interest payments in excess of such Maximum Permitted Rate have been received, that the amount of such excess shall be deemed credited nunc pro tunc in reduction of the then outstanding principal amount of the Indebtedness of Borrower hereunder, together with interest at such Maximum Permitted Rate. In connection with all calculations to determine the Maximum Permitted Rate, the parties intend: first, that all charges be excluded to the extent they are properly excludable under applicable usury laws, as they from time to time are determined to apply to this obligation; and, second, that all charges be "spread" that may be "spread" in the manner, if any, provided by applicable law.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                 Borrower hereby represents and warrants to the Banks that:

                 3.1 Organization and Qualification.

                 (a) The Borrower is a general partnership duly organized and validly existing under the laws of the State of Colorado.

                 (b) Jones is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Jones is duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its business or both make such qualification necessary and where a failure to be so qualified would have a material adverse effect on the business, operations or financial condition of the Borrower.

                 (c) Each General Partner is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Colorado. Each General Partner is





                                        -28-                  CREDIT AGREEMENT
duly qualified and in good standing in all jurisdictions in which the ownership of its property or the nature of its activities or both make such qualification necessary and where a failure to be so qualified would have a material adverse affect on the business, operations or financial condition of the Borrower.

                 3.2 Authority and Authorization.

                 (a) The Borrower has power and authority to execute, deliver and carry out the provisions of this Agreement and the Related Documents to which it is a party, to make the borrowings provided for herein, to execute and deliver the Notes in evidence of such borrowings and to perform its obligations hereunder, under the Related Documents to which it is a party, and under the Notes and all such action has been duly and validly authorized by all necessary proceedings on its part.

                 (b) Jones has the corporate power and authority to execute and deliver this Agreement, the Subordination Agreement, other Related Documents to which the Borrower is a party and the Notes as general partner on behalf of the General Partners and all such action has been duly and validly authorized by all necessary corporate proceedings on its part. Jones has corporate and partnership power and authority to execute and deliver and carry out the provisions of the Partnership Agreements and the Joint Venture Agreement.

                 (c) Each General Partner has the partnership power and authority to execute and deliver this Agreement, the Related Documents to which the Borrower is a party and the Notes on behalf of the Borrower and all such action has been duly and validly authorized by all necessary proceedings on its part. Each General Partner has the partnership power and authority on its own behalf or as general partner of the Borrower to execute and deliver and carry out the provisions of its respective Partnership Agreement and the Joint Venture Agreement.

                 3.3 Execution and Binding Effect.

                 (a) This Agreement, the Related Documents to which the Borrower is a party and the Revolving Credit and Term Loan Notes have been duly and validly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable in accordance with the terms hereof and thereof, except as the enforceability of this Agreement, such Related Documents or the Notes may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement





                                        -29-                  CREDIT AGREEMENT
of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                 (b) The Subordination Agreement has been duly and validly executed and delivered by Jones and constitutes the legal, valid and binding obligation of Jones enforceable in accordance with the terms thereof, except as the enforceability of the Subordination Agreement may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                 3.4 Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with execution and delivery of this Agreement, the Related Documents or the Notes, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof, except the consents or approvals of, or filings with, Official Bodies listed on Schedule 1 hereto. All of the consents, approvals or filings listed on Schedule 1 will have been obtained or made prior to the Closing Date, except those noted with an asterisk on Schedule 1.

                 3.5 Absence of Conflicts. Neither the execution and delivery of this Agreement, the Related Documents or the Notes nor consummation of the transactions herein or therein contemplated nor performance of or compliance with the terms and conditions hereof or thereof will (a) violate any Law, (b) conflict with or result in a breach of or a default under the Joint Venture Agreement, the Partnership Agreements or any agreement or instrument to which the Borrower or the General Partners is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, (c) conflict with or result in a breach of or a default under the articles of incorporation or by-laws of Jones, or any agreement or instrument to which Jones is a party or by which or any of its properties (now owned or hereafter acquired) may be subject or bound or (d) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of the Borrower, Jones or the General Partners other than Liens created by the Security Documents.

                 3.6 Financial Statements. The Borrower has heretofore furnished to the Banks its unaudited balance sheet for the quarter ended June 30, 1988 and the related statements of income and capital accounts and changes in





                                        -30-                  CREDIT AGREEMENT
financial position for the fiscal years then ended. Such financial statements (including the notes thereto) included in the above list present fairly the financial condition of the Borrower as of the date thereof and the results of its operations and the changes in its financial position for the period then ended, all in conformity with generally accepted accounting principles applied on a consistent basis. Except as disclosed therein the Borrower has no material contingent liabilities (including liabilities for taxes), unusual forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments.

                 3.7 No Event of Default; Compliance With Instruments. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default. Neither the Borrower, Jones nor any General Partner is in violation of any material term of the Joint Venture Agreement or the Partnership Agreements or any other material agreement or instrument to which any of them is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound.

                 3.8 Litigation. There is no pending or (to the Borrower's knowledge after due inquiry) threatened proceeding by or before any Official Body against or affecting the Borrower, Jones or any General Partner which if adversely decided would have a material adverse effect on the business, operations, condition, financial or otherwise, or prospects of the Borrower or on the ability of the Borrower to perform its respective obligations under this Agreement, the Related Documents or the Notes.

                 3.9 Equity Investments and Affiliated Entities. The Borrower holds no equity interest in any person and is not and has not agreed or otherwise become obligated to become a general partner of any person or otherwise generally liable for or on account of the liabilities, acts or omissions of any person. The Borrower has not acquired and has not agreed or otherwise become obligated to acquire securities or other interests in or make capital contributions, loans or other investments to or on account of any person.

                 3.10 Pension Related Matters. Neither the Borrower nor any Controlled Group Member has established or maintained or has ever made or been obligated to make contributions to any Plan or Multiemployer Plan.

                 3.11 Title to Property. The Borrower has good and marketable title to all real property purported to be owned by it and good and marketable title to all other prop-





                                        -31-                  CREDIT AGREEMENT
erty purported to be owned by it, including that reflected in the most recent balance sheet referred to in Section 3.6 hereof or submitted pursuant to
Section 5.1(a) hereof (except as sold or otherwise disposed of in the ordinary course of business), subject only to Liens not forbidden by Section 6.2 hereof.

                 3.12 Contracts. The Borrower and, to the best of the Borrower's knowledge, all other parties are in substantial compliance with all agreements or instruments to which the Borrower is a party or in which the Borrower has acquired any rights, by assignment from Jones or otherwise (including but not limited to agreements to repay borrowed money, guarantees, leases of real or personal property as lessor or lessee, grants of easements, licenses, rights of way, permits, pole agreements, contracts for future purchase or delivery of goods or rendering of services, powers of attorney, distribution arrangements, patent license agreements, collective bargaining agreements, employment agreements, bonus, pension or retirement plans, or vacation pay, insurance or welfare agreements) other than agreements or instruments which are not, singly or in the aggregate, material to the business, operations or financial condition of the Borrower. Except as disclosed on Schedule 2, no consent by or approval of any person to the assignment of any of the foregoing to the Borrower (or any predecessor in interest of the Borrower) or by the Borrower to the Agent is required pursuant to the terms of any thereof.

                 3.13 Taxes. All tax returns required to be filed by the Borrower have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Borrower or upon any of its properties, incomes, sales or franchises which are due and payable have been paid prior to the date upon which they would be delinquent. The reserves and provisions for taxes on the books of the Borrower are adequate for all open years and for its current fiscal period. The Borrower does not know of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against). All taxes (whether properly assessable to Borrower or any predecessor in interest thereof) the nonpayment of which could result in a Lien on any property of the Borrower have been paid in full.

                 3.14 Financial Accounting Practices. The Borrower makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in





                                        -32-                  CREDIT AGREEMENT
accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 3.15 Power To Carry on Business. The Borrower has all requisite power and authority under the Joint Venture Agreement to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted.

                 3.16 No Material Adverse Change. Since June 30, 1988 there has been no material adverse change in the business, operations, condition, financial or otherwise, or prospects of the Borrower.

                 3.17 Regulation U. The Borrower will make no borrowing hereunder for the purpose of buying or carrying any "margin stock," as such term is used in Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time. The Borrower does not own any "margin stock." The Borrower is not engaged in the business of extending credit to others for such purpose, and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

                 3.18 Compliance With Laws. The Borrower is not in violation of or subject to any contingent liability on account of any Law, except for violations which in the aggregate do not have a material adverse effect on the business, operations or financial condition of the Borrower.

                 3.19 Franchises. Schedule 3 hereto lists all Franchises of the Borrower, all of which (to the knowledge of the Borrower after due inquiry) were lawfully issued pursuant to the rules and regulations of the Official Bodies listed on Schedule 3. The Franchises authorize the Borrower to operate the Systems until the expiration dates listed on Schedule 3, and no other further approval, filing or other action of any Official Body is or will be necessary or advisable in order to permit the Borrower's operation of the Systems in accordance with the terms thereof. Schedule 3 correctly identifies the franchisee and accurately describes the franchise area, the exclusive or nonexclusive nature of each such Franchise and all limitations contained in the





                                        -33-                  CREDIT AGREEMENT

Franchise or related statutes on the assignment, sale or encumbering of the Franchise or the related System's assets. The Borrower is in compliance in all material respects with all terms and conditions of all Franchises and no event has occurred or exists which permits, or, after the giving of notice, or the lapse of time or both would permit, the revocation or termination of any such Franchise.

                 3.20 Patents, Copyrights, Licenses, Etc. The Borrower owns, possesses or has the right to use all patents, copyrights, copyrighted materials, licenses, trademarks, service marks, trade names, permits and other rights, including, without limitation, all agreements with public utilities and microwave transmission companies, pole use access or rental agreements and all other utility easements, necessary to own and operate its properties (including its Systems) and to carry on its businesses as presently conducted or as presently planned to be conducted. Each of the foregoing is in full force and effect, and the Borrower is in compliance in all material respects with all the terms and conditions of each thereof, with no known conflict with the rights of others. No event has occurred which permits, or, after the giving of notice or the lapse of time or both would permit, the revocation or termination of any trademark, service mark, trade name, copyright, license, permit or other right so as to affect adversely in any material manner the businesses, assets or condition (financial or otherwise) of the Borrower. Schedule 4 hereto correctly identifies each such trademark, service mark, trade name, copyright, license, permit or other right relating to the Systems of the Borrower the terms of which require consent to the assignment thereof by the grantor.

                 3.21 Copyright Act Filings. The Borrower has recorded or deposited with and paid to the United States Copyright Office, the Register of Copyrights and/or the Copyright Royalty Tribunal all notices, statements of account, royalty fees and other documents, instruments and amounts required under the Copyright Act and is not liable to any person for copyright infringement under the Copyright Act.

                 3.22 Chief Executive Office; Chief Place of Business.
Schedule 5 hereto accurately sets forth the location of the chief executive office and chief place of business (as such terms are used in the Colorado and Florida Uniform Commercial Codes) of the Borrower.

                 3.23 Assets. Schedule 6 hereto accurately describes the location of all real and tangible personal property owned or leased by the Borrower.





                                        -34-                  CREDIT AGREEMENT

                 3.24 Documents Delivered. The Borrower has delivered to the Agent and each Bank a true and complete copy of

                 (a) The Joint Venture Agreement; and

                 (b) The Partnership Agreements

as in effect on the date hereof. None of such agreements has been amended, modified or supplemented since the date hereof.

                 3.25 Accurate and Complete Disclosure. No representation or warranty made by the Borrower under this Agreement and no statement made by the Borrower in any financial statement (furnished pursuant to Sections 3.6 or 5.1(e) hereof or otherwise), certificate, written report, exhibit or document furnished by the Borrower to the Banks pursuant to or in connection with this Agreement is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading). The Borrower has disclosed to the Banks in writing every fact which materially and adversely affects, or which so far as the Borrower can now foresee is reasonably possible in the future and would materially and adversely affect, the business, operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under this Agreement, the Related Documents and the Notes other than matters affecting the cable television industry generally.

                 3.26 Investment Company. The Borrower is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

                 3.27 Public Utility Holding Company. The Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 3.28 Proceeds. Except as otherwise provided by Section 2.7 hereof or the Subordination Agreement, the Borrower will apply the proceeds of the Loans only to repayment of the Existing Debt and otherwise for general business purposes.





                                        -35-                  CREDIT AGREEMENT

                                   ARTICLE IV

                             CONDITIONS OF LENDING

                 The obligation of each Bank to make any Loans hereunder is subject to the accuracy as of the date hereof of the representations and warranties herein contained, to the performance by the Borrower of its obligations to be performed hereunder on or before the date of such Loan and to the satisfaction in form and substance of the following further conditions:

                 4.1 Representations and Warranties; Events of Default and Potential Defaults.

                 (a) The representations and warranties contained in Article III hereof and in the Related Documents shall be true on and as of the date of each Loan hereunder with the same effect as though made on and as of each such date, except that in the case of a Rollover Loan only the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.7 and 3.16 shall be true on and as of such date. On the date of each Loan hereunder no Event of Default and no Potential Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to the Loan to be made on such date.

                 (b) At the time of requesting any Loan hereunder (other than a Rollover Loan), the Agent shall have received a certificate, dated the date of such Loan and signed on behalf of the Borrower by the President, Vice President, Treasurer or chief financial officer of Jones, to the effect that
(i) the representations and warranties described in Section 4.1(a) are true and correct on and as of such date and (ii) on such date no Event of Default or Potential Default has occurred and is continuing or exists or will occur or exist after giving effect to such Loan.

                 (c) Any request by the Borrower for any Rollover Loan hereunder shall constitute a representation and warranty by the Borrower that
(i) the representations and warranties described in the last clause of the first sentence of Section 4.1(a) are true and correct on and as of the date of such request with the same effect as though made on and as of the date of such request and (ii) on the date of such request no Event of Default or Potential Default has occurred and is continuing or exists or will occur or exist after giving effect to such Loan (for this purpose such Loan being deemed to have been made on the date of such request). Failure of the Agent to receive notice from the Borrower to the contrary before such Rollover Loan is made shall constitute a further representation and warranty by the





                                        -36-                  CREDIT AGREEMENT

Borrower that (x) the representations and warranties described in the last clause of the first sentence of Section 4.1(a) are true and correct on and as of the date of such Loan with the same effect as though made on and as of the date of such Loan and (y) on the date of the Loan no Event of Default or Potential Default has occurred and is continuing or exists or will occur or exist after giving effect to such Loan.

                 4.2 Proceedings and Incumbency.

                 (a) Jones. On the Closing Date there shall have been delivered to the Agent, with sufficient signed copies to provide one for each Bank, a certificate in form and substance satisfactory to the Agent, dated the Closing Date and signed on behalf of Jones by its Secretary or Assistant Secretary, certifying as to

                 (i) true copies of the articles of incorporation and by-laws of Jones as in effect on such date,

                 (ii) true copies of all corporate action taken by Jones relative to this Agreement, the Subordination Agreement and other Related Documents and the Notes, including but not limited to that described in Section 3.2 hereof, and

                 (iii) the names, true signatures and incumbency of the officer or officers or other authorized representatives of Jones, authorized to execute and deliver this Agreement, the Subordination Agreement and other Related Documents and the Notes, as the case may be.

                 (b) Borrower. On the Closing Date there shall have been delivered to the Agent, with sufficient signed copies to provide one for each Bank, a certificate in form and substance satisfactory to the Agent, dated the Closing Date and signed on behalf of the Borrower by the Secretary or an Assistant Secretary of Jones, certifying as to

                 (i) true copies of the Joint Venture Agreement as in effect on such date, and

                 (ii) true copies of all partnership action, if any, taken by the Borrower relative to this Agreement, the Related Documents and the Notes.

                 (c) General Partners. On the Closing Date there shall have been delivered to the Agent, with sufficient signed copies to provide one for each Bank, a certificate in





                                        -37-                  CREDIT AGREEMENT
form and substance satisfactory to the Agent, dated the Closing Date and signed on behalf of each General Partner by the Secretary or an Assistant Secretary of Jones, certifying as to

                 (i) true copies of each Partnership Agreement as in effect on such date, and

                 (ii) true copies of all partnership action, if any, taken by each General Partner relative to this Agreement, the Related Documents and the Notes.

                 (d) Reliance on Certificates. The Agent and the Banks may conclusively rely on the foregoing certificates unless and until a later certificate revising the prior certificate has been furnished to the Agent and the Banks.

                 4.3 Opinions of Counsel - Revolving Credit Loans. On the Closing Date there shall have been delivered to the Agent, with sufficient signed copies to provide one for each Bank:

                 (a) a written opinion, dated the Closing Date of Elizabeth Steele, Vice President and General Counsel of Jones and counsel for the Borrower, in substantially the form attached hereto as Exhibit E,

                 (b) a written opinion, dated the Closing Date, of Pepper & Corazzini, as to matters of FCC law, in substantially the form of Exhibit F hereto, and

                 (c) a written opinion, dated the Closing Date, of Ruden, Barnett as to matters pertaining to Florida law, in substantially the form of Exhibit G hereto.

                 4.4 Opinions of Counsel - Term Loan. On the Expiration Date there shall have been delivered to the Agent, with sufficient signed copies to provide one for each Bank a written opinion dated the Expiration Date, of local counsel for the Borrower licensed to practice law in Florida, in form and substance satisfactory to the Agent, as to any action required to be taken to continue the perfection and priority of the Liens granted by the Security Documents and as to such other matters incident to the transactions contemplated hereby as the Agent may reasonably request.

                 4.5 Security Documentation. On or before the Closing Date the Agent shall have received





                                        -38-                  CREDIT AGREEMENT

                 (a) duly executed and delivered copies of each of the Security Documents;

                 (b) evidence satisfactory to the Agent of the completion of all searches, recordings, registrations and filings as may be necessary or, in the opinion of the Agent, desirable to determine the status of or perfect or preserve the security interests created by the Security Documents, including without limitation (i) evidence of searches satisfactory to the Agent listing all effective financing statements which name the Borrower or any General Partner or any prior owner of the Systems (under their present names and any previous names) as debtor and which are filed in the jurisdictions referred to in subsection (ii) of this Section 4.5(b), together with copies of such financing statements (none of which shall cover the collateral purported to be covered by the Security Documents (other than those relating to Liens permitted by Section 6.2 hereof), or, if any of such financing statements cover such collateral, appropriate termination statements and/or releases with respect thereto including, without limitation, those executed (A) by Mellon Bank, N.A. relating to security interests in its favor granted by the Borrower and by Jones, (B) by Wells Fargo Bank, N.A. relating to a security interest in its favor granted by Cable TV Fund 14-A Ltd. and (C) by The Philadelphia National Bank relating to a financing statement in its favor executed by Jones) and (ii) acknowledgment copies or other confirmation of proper financing statements on Form UCC-1 duly filed in all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests created by the Security Documents;

                 (c) evidence in form and substance satisfactory to the Agent that insurance coverage complying with Section 5.3 hereof has been obtained and is in effect; and

                 (d) executed original (and one conformed copy) of mortgagee title policies or an unconditional undertaking to issue at normal rates mortgagee title policies (with, in each case, evidence of payment in full of the premium therefor) in amounts satisfactory to the Agent issued by a nationally recognized title insurance company satisfactory to the Agent insuring that the Mortgage constitutes a first priority lien on all real property described on Schedule 6 {(other than real property noted with an asterisk on Schedule 6)} for the benefit of the Banks as security for the initial Loans and all Loans made after the Closing Date and that title to such property is vested in the Borrower free and clear of all Liens except for ad valorem taxes not delinquent and except for Liens acceptable to the Agent in its sole discretion, which title policies shall include such special endorsements as Agent may deem appropriate.





                                        -39-                  CREDIT AGREEMENT

                 4.6 Repayment of Existing Debt. On or before the Closing Date, the Borrower shall have repaid the Existing Debt in full and shall have delivered the canceled note and UCC termination statements (or facsimile copies thereof) with respect thereto to the Agent, together with a certificate to such effect signed on behalf of the Borrower by the President, Treasurer or chief financial officer of Jones and sufficient signed copies to provide one for each Bank. If facsimile copies of the canceled note and termination statements have been provided, the originals thereof shall be delivered to the Agent promptly thereafter.

                 4.7 Subordination Agreement. On the Closing Date the Agent shall have received duly executed and delivered copies of the Subordination Agreement.

                 4.8 Capital Contribution. The Borrower shall have delivered to the Agent, with sufficient copies for each Bank, evidence satisfactory to the Agent that

                 (a) the General Partners shall have funded capital contributions which, after deduction of all fees and expenses associated with the creation of the Borrower, total at least seventy million dollars ($70,000,000); and

                 (b) the Borrower shall have acquired all of Jones' right, title and interest in and to the Systems for a price not greater than that paid by Jones therefor plus any expenses incurred by Jones in acquiring and holding the Systems, which price shall have been paid by the Borrower to Jones in full.

                 4.9 Certification of Franchises. The Agent shall have received a certification (with sufficient signed copies to provide one to each Bank), in form and substance satisfactory to the Agent, of the clerk or other official of the Official Body issuing each Franchise:

                 (a) attaching a true and complete copy of such Franchise and stating that such Official Body has taken no other action with respect to the Franchise; and

                 (b) with respect to the Broward County, Florida Franchise only, stating that the Board of County Commissioners for such county have received satisfactory evidence that the Banks possess the financial ability to perform the obligations of franchisee under such Franchise.

                 4.10 Required Consents. The Borrower shall have delivered to the Agent (with sufficient copies for each Bank) signed copies of consents executed by the persons listed in Schedule 2 hereto, in form and substance satisfactory to the Agent.





                                        -40-                  CREDIT AGREEMENT

                 4.11 Details, Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to the Agent and the Agent shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, and such other evidence of satisfaction by Borrower of the conditions contained in this Article IV and performance by Borrower of its obligations under this Agreement, all in form and substance satisfactory to the Agent and each Bank, as the Agent may from time to time request.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

                 The Borrower covenants to the Banks as follows:

                 5.1 Reporting and Information Requirements.

                 (a) Annual Audit Reports. As soon as practicable, and in any event within 90 days after the close of each fiscal year of the Borrower, the Borrower shall furnish to the Banks consolidated statements of income and changes in financial position of the Borrower for such fiscal year and a consolidated balance sheet of the Borrower as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, if any (or in the case of the second fiscal year of the Borrower, for the period from January 8, 1988 until the end of Borrower's fiscal year), with such statements and balance sheet to be certified by independent certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Required Banks. The certificate or report of such accountants shall be free of exceptions or qualifications not acceptable to the Banks and such certificate or report shall in any event contain a written statement of such accountants substantially to the effect that (i) such accountants examined such consolidated statements and balance sheet in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and (ii) in the opinion of such accountants such consolidated statements and balance sheet present fairly the financial position of the Borrower as of the end of such fiscal year and the results of their operations and the changes in their financial position for such fiscal year, in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding





                                        -41-                  CREDIT AGREEMENT
fiscal year, if any (or in the case of the second fiscal year of the Borrower, for the period from January 8, 1988 until the end of Borrower's fiscal year), except for changes in application in which such accountants concur.

                 (b) Quarterly Reports. As soon as practicable, and in any event within 60 days after the close of each of the first three quarters of each fiscal year of the Borrower, the Borrower shall furnish to the Banks unaudited consolidated statements of income, and changes in financial position for the Borrower for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter, and an unaudited consolidated balance sheet of the Borrower as of the close of such fiscal quarter, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the same period or as of the same date during the preceding fiscal year, if any (except for the balance sheet, which shall set forth in comparative form the corresponding balance sheet as of the prior fiscal year end, if any (or in the case of the second fiscal year of the Borrower, for the period from January 8, 1988 until the end of Borrower's fiscal year), and certified on behalf of the Borrower by the President, Treasurer or chief financial officer of Jones as being in conformity with the requirements of the Securities and Exchange Commission (and as a result not containing all of the necessary footnote disclosure required for a fair presentation of the balance sheets, statements of income and retained earnings and changes in financial position in conformity with GAAP) and in the opinion of such officer, including all adjustments, consisting of only normal recurring accruals, necessary to present fairly the financial position of the Borrower as of the end of such fiscal quarter and the results of its operations and the changes in its financial position for such fiscal quarter.

                 (c) Compliance and Reconciliation Certificates. Within 90 days after the end of each fiscal year of the Borrower, within 60 days after the end of each of the first three quarters of each fiscal year and on the Expiration Date the Borrower shall deliver to the Banks a certificate dated as of the end of such fiscal year or quarter or as of the Expiration Date, as the case may be, signed on behalf of the Borrower by the President, Treasurer or chief financial officer of Jones (i) stating that as of the date thereof no Event of Default or Potential Default has occurred and is continuing or exists, or if an Event of Default or Potential Default has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by the Borrower, (ii) stating in reasonable detail the information and calculations necessary to establish compliance





                                        -42-                  CREDIT AGREEMENT
with the provisions of Section 6.1 and 6.14 hereof and (iii) stating that the signer has personally reviewed this Agreement and that such certificate is based on an examination made by or under the supervision of the signer sufficient to assure that such certificate is accurate.

                 (d) Monthly Subscriber Reports. As soon as practicable, and in any event within 30 days after the end of each calendar month, the Borrower shall furnish to the Banks a subscriber's report setting forth for each System as of the end of such month (i) the number of Basic Subscribers, (ii) the number of Premium Subscriptions, (iii) the number of "homes passed" (as such term is commonly understood in the cable television industry) and (iv) the Basic Subscriber Rate.

                 (e) Other Reports and Information. Promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Banks a copy of (i) all regular or special reports or effective registration statements or amendments or supplements thereto which the Borrower shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) all reports, proxy statements, financial statements and other information distributed by the Borrower to its partners or the financial community in general, and (iii) any audit reports submitted to the Borrower by independent accountants in connection with any annual, interim or special audit of the Borrower. In addition, the Borrower shall deliver to the Banks as soon as practicable, and in any event within 90 days after the close of each fiscal year of the Borrower, the Borrower's annual budget of operations for the fiscal year just commenced.

                 (f) Further Information. The Borrower will promptly furnish to the Banks such other information and in such form as the Agent or any Bank may reasonably request.

                 (g) Notice of Event of Default. Promptly upon becoming aware of any Event of Default or Potential Default the Borrower shall give the Agent and the Banks notice thereof, together with a written statement of the President, Treasurer or chief financial officer of Jones setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Borrower.

                 (h) Notice of Material Adverse Change. Promptly upon becoming aware thereof the Borrower shall give the Agent and the Banks notice of any material adverse change in the business, operations, condition, financial or otherwise, or prospects of the Borrower.





                                        -43-                  CREDIT AGREEMENT

                 (i) Notice of Material Proceedings. Promptly upon becoming aware thereof the Borrower shall give the Agent and the Banks notice of the commencement, existence or threat of any proceeding by or before any Official Body against or affecting the Borrower which, if adversely decided, would have a material adverse effect on the business, operations or financial condition of the Borrower or on the ability of the Borrower to perform its obligations under this Agreement, the Related Documents or the Notes.

                 (j) Notice of Other Material Defaults. Promptly upon becoming aware of any material default by the Borrower under any agreement or instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound the Borrower shall give the Banks notice thereof, together with a written statement of the President, Treasurer or chief financial officer of Jones setting forth the details thereof if such agreement or instrument or the consequences of such default are material to the business, operations or financial condition of the Borrower.

                 (k) Notices With Respect to Franchises. The Borrower shall promptly notify the Banks of (i) any lapse or other termination of any license, permit, franchise or other authorization issued to the Borrower by any Official Body, which lapse or termination may have a material adverse affect on the business, operations or financial condition of the Borrower, (ii) any refusal by any Official Body to renew or extend any such license, permit, franchise or other authorization, or (iii) any dispute between the Borrower and any Official Body which may have a material adverse effect on the business, operations or financial condition of the Borrower.

                 (l) FCC Reports. Promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Banks a copy of (i) any periodic or special report filed by the Borrower with the FCC or any governmental authority succeeding to any of its functions or with any state or local authority regulating Systems if (A) such report indicates any material change in the business, operations or financial condition of the Borrower, or (B) a copy thereof is requested by the Bank and (ii) any material notice or other material communication from the FCC or any governmental authority succeeding to any of its functions or from any state or local authority regulating cable systems which specifically relate to the operation of the Systems.

                 (m) Visitation. The Borrower shall permit such persons as any Bank may designate to visit and inspect any of the properties of the Borrower to examine its books and records and take copies and extracts therefrom and to





                                        -44-                  CREDIT AGREEMENT
discuss its affairs with its officers, employees and independent accountants at such times and as often as any Bank may reasonably request.

                 5.2 Preservation of Existence and Franchises. The Borrower shall maintain its existence as a Colorado general partnership and its rights and Franchises in full force and effect.

                 5.3 Insurance. The Borrower shall maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is customary in the case of partnerships engaged in the same or a similar business or having similar properties similarly situated.

                 5.4 Maintenance of Properties. The Borrower shall maintain in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                 5.5 Payment of Taxes and Other Potential Charges and Priority Claims; Payment of Other Current Liabilities. The Borrower shall pay or discharge

                 (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income (including such as may arise under Section 4062, Section 4063 or Section 4064 of ERISA, or any similar provision of law);

                 (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a Lien upon any such property;

                 (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Liens not forbidden by Section 6.2 hereof) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Borrower in a case under Title 11 (Bankruptcy) of the United States Code, as amended, or in any insolvency proceeding or dissolution or winding-up involving the Borrower; and





                                     -45-                       CREDIT AGREEMENT

                 (d) other current material liabilities or current liabilities as to which the obligee has instituted legal proceedings so that none is overdue more than 90 days; provided that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced the Borrower need not pay or discharge any such tax, assessment, charge, levy, claim or current liability so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor and so long as such failure to pay or discharge does not have a material adverse effect on the business, operations or financial condition of the Borrower.

                 5.6 Financial Accounting Practices. The Borrower shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorizations (b) transactions are recorded as necessary
(i) to permit preparation of financial statements in conformity with GAAP and
(ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 5.7 Compliance With Laws. The Borrower shall comply with all applicable Laws, in all respects, provided that the Borrower shall not be deemed to be in violation of this Section 5.7 as a result of any failures to comply which would not result in fines, penalties, forfeitures, injunctive relief or other civil or criminal liabilities which, in the aggregate, would materially affect the business' operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under this Agreement, the Related Documents or the Notes.

                 5.8 Use of Proceeds. Except as otherwise provided by Section
2.7 hereof or the Subordination Agreement, the Borrower shall apply the proceeds of all Loans hereunder only to repayment of the Existing Debt, and otherwise for general business purposes.

                 5.9 Government Authorizations, Etc. The Borrower shall at all times obtain and maintain in full force and effect all authorizations, consents, approvals, licenses,





                                     -46-                       CREDIT AGREEMENT
exemptions and other actions by, and all registrations qualifications, designations, declarations and other filings with, any Official Body necessary or advisable in connection with execution and delivery of this Agreement, the Related Documents or the Notes, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof.

                 5.10 Contracts. The Borrower shall comply with all agreements or instruments to which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, provided that the Borrower shall not be deemed to be in violation of this Section 5.10 as a result of any failure to comply which would not have a material adverse effect on the business, operations or financial condition of the Borrower or on the ability of the Borrower to perform its obligations under this Agreement, the Related Documents or the Notes.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

                 The Borrower covenants to the Banks as follows:

                 6.1 Financial Maintenance Covenants.

                 (a) Total Debt/Annualized Cash Flow. The ratio of Total Debt to Annualized Cash Flow shall not during any fiscal quarter occurring within the periods set forth below exceed the amount set forth opposite such period:

                 Closing Date - December 31, 1988           6.5 to 1
                 January 1, 1989 - June 30, 1989            6.0 to 1
                 July 1, 1989 - December 31, 1989           5.75 to 1
                 January 1, 1990 - June 30, 1990            5.25 to 1
                 July 1, 1990 - December 31, 1990           4.75 to 1
                 January 1, 1991 and thereafter             4.0 to 1

                 (b) Cash Flow/Debt Service. The ratio of Cash Flow to Debt Service shall not be less than 1.50 to 1 for any fiscal quarter of the Borrower ending after the date hereof.

                 6.2 Liens. The Borrower shall not at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except:





                                     -47-                       CREDIT AGREEMENT

                 (a) Liens existing on the date hereof and listed in Schedule 7 hereto (and extension, renewal and replacement Liens upon the same property theretofore subject to a listed Lien provided the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing);

                 (b) Liens arising from taxes, assessments, charges, levies or claims described in Section 5.5 hereof that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to such Section 5.5;

                 (c) Deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations, or in connection with or to secure the performance of bids, tenders, trade contracts or leases, or to secure statutory obligations, or stay, surety or appeal bonds, or other pledges or deposits of like nature and all in the ordinary course of business;

                 (d) Liens on property securing all or part of the purchase price thereof to the Borrower and Liens (whether or not assumed) existing in property at the time of purchase thereof by the Borrower (and any extension, renewal and replacement Liens upon the same property theretofore subject to a Lien described in this Section 6.2(d), provided the amount secured by each Lien constituting such extension, renewal or replacement shall not exceed the amount secured by the Lien theretofore existing), provided,

                 (i) each such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof, and

                 (ii) the aggregate amount secured by all Liens described in this Section 6.2(d) on property of the Borrower and Capitalized Lease Obligations of the Borrower shall not at any time exceed $1,000,000;

                 (e) Liens arising under Capitalized Leases, provided, the aggregate amount of all Capitalized Lease Obligations of the Borrower and the aggregate amount secured by all Liens on property of the Borrower described in
Section 6.2(d) shall not at any time exceed $1,000,000;

                 (f) Liens arising from legal proceedings, so long as such proceedings are being contested in good faith by appropriate proceedings diligently conducted and so long as execution is stayed on all judgments resulting from any such proceedings;





                                     -48-                       CREDIT AGREEMENT

                 (g) Zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not secure the payment of money or the performance of an obligation and that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of the Borrower; and

                 (h) Liens created by the Security Documents.

                 6.3 Indebtedness. The Borrower shall not at any time create, incur, assume or suffer to exist any Indebtedness, except:

                 (a) Indebtedness under this Agreement or the Notes;

                 (b) Advances and deferrals of Management Fees and Allocated Expenses, provided, the obligation of the Borrower to repay such amounts and interest thereon shall be subordinated to the obligations of the Borrower hereunder, under the Security Documents and under the Notes, pursuant to the Subordination Agreement;

                 (c) current accounts payable arising out of transactions (other than borrowings) in the ordinary course of business;

                 (d) Indebtedness secured by a Lien described in Section 6.2(d) hereof;

                 (e) Capitalized Lease Obligations permitted by Section 6.2(e); and

                 (f) Indebtedness existing on the date hereof and listed on
Schedule 8 hereto (and extensions, renewals, and replacements thereof on terms no more burdensome than the Indebtedness extended, renewed or replaced).

                 6.4 Guarantees and Contingent Liabilities. The Borrower shall not at any time directly or indirectly assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or indirectly liable upon or with respect to any obligation or liability of any other persons, except:

                 (a) guarantees and contingent liabilities existing on the date hereof and listed in Schedule 8 hereto (and extensions, renewals and replacements thereof on terms no more burdensome than the guarantee or contingent liability extended, renewed or replaced);





                                     -49-                       CREDIT AGREEMENT

                 (b) liabilities of the Borrower as disclosed on Schedule 8 hereto; and

                 (c) contingent liabilities arising from the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business.

                 "Direct or contingent liability upon or with respect to any obligation or liability of any other person" of the Borrower within the meaning of this Section 6.4 includes but is not limited to an agreement, contingent or otherwise:

                 (i) to reimburse banks, surety companies and other persons in respect of drawings and other payments under letters of credit, guarantees, surety bonds and similar documents opened or issued by such other persons for the account of the Borrower;

                 (ii) to purchase an obligation or assume a liability of such person or to supply funds for the payment or purchase of such obligation or satisfaction of such liability;

                 (iii) to make any loan, advance, capital contribution or other investment in, or to purchase any property, services or securities from, such person so as to enable such person to meet a minimum equity, net worth, working capital or other financial condition or to enable such person to satisfy any obligation or liability or pay any dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in such person;

                 (iv) to purchase, sell or lease (as lessee or lessor) property or assets or to purchase or sell services (i) primarily for the purpose of enabling such person to satisfy such obligation or liability or of assuring the owner of such indebtedness or liability against loss, or (ii) regardless of the non-delivery of such property or assets or the failure to furnish such services, or (iii) in a transaction otherwise having the characteristics of a take-or-pay or throughput contract or as described in paragraph 6 of AICPA Statement of Financial Accounting Standards No. 47; or

                 (v) which is substantially equivalent in economic effect to any of the foregoing or other-





                                     -50-                       CREDIT AGREEMENT
         wise substantially equivalent in economic effect to an assumption, guarantee, endorsement or other direct or contingent liability upon or with respect to any obligation or liability of such person.

                 6.5 Loans and Investments. The Borrower shall not at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other person, or agree, become or remain liable to do any of the foregoing, except:

                 (a) loans and investments existing on the date hereof and listed in Schedule 9 hereto (including any extensions or renewals thereof);

                 (b) trade credit extended, and loans and advances extended to subcontractors or suppliers, under usual and customary terms in the ordinary course of business;

                 (c) demand deposits, time deposits or certificates of deposit in United States or Canadian commercial banks having shareholders' equity of at least $50,000,000 and maturing not in excess of one year from the date of acquisition;

                 (d) obligations backed by the full faith and credit of the United States of America maturing not in excess of one year from the date of acquisition, commercial paper maturing not in excess of two hundred seventy
(270) days from the date of acquisition and rated P-1 by Moody's Investors Service or A-1 by Standard & Poor's Corporation on the date of acquisition; and

                 (e) notes or securities received in a good-faith settlement of loans or investments described in this Section 6.5, if such loan or investment was not made in the expectation of such settlement.

                 6.6 Distributions. The Borrower shall not make, pay or agree to pay, become or remain liable to make or pay, any distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of any limited or general partnership interest of the Borrower or on account of the purchase, redemption, retirement or acquisition of any limited or general partnership interest.

                 6.7 Sale-Leasebacks. The Borrower shall not at any time enter into or suffer to remain in effect any





                                     -51-                       CREDIT AGREEMENT
transaction to which the Borrower is a party involving the sale, transfer or other disposition by the Borrower of any property, real or personal, now owned or hereafter acquired, with a view directly or indirectly to the leasing back of any part of the same property or any other property used for the same or a similar purpose or purposes.

                 6.8 Leases. The Borrower shall not at any time enter into or suffer to remain in effect any agreement to lease, as lessee, any real or personal property, except:

                 (a) Capitalized Leases permitted by Section 6.2(e); and

                 (b) other leases which on any date in the aggregate will not result in the payment or accrual by the Borrower of more than $1,000,000 in the twelve-month period after such date (estimating on a reasonable basis all amounts payable under any lease to the extent such amounts are not fixed.)

                 6.9 Dissolution. The Borrower shall not dissolve or liquidate into any other person or agree to do so.

                 6.10 Dispositions of Assets. The Borrower shall not sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any System or a substantial part of any System, unless:

                 (a) no Event of Default or Potential Default shall occur and be continuing or shall exist at the time of such disposition and after giving effect thereto;

                 (b) the Borrower shall deliver to the Bank not less than 10 Business Days prior to the time of such disposition a certificate demonstrating that the Borrower will be in compliance with the covenants set forth in Section
6.1 hereof on a pro forma basis for the quarter immediately following the time of such disposition and for the quarter in which such disposition occurs; and

                 (c) the net proceeds of such disposition shall be paid to the Agent in accordance with Section 2.12 hereof and applied against the following in such order as the Agent may elect: (i) outstanding principal on the Loans;
(ii) accrued and unpaid interest thereon; (iii) accrued and unpaid commitment fees; and (iv) all other amounts owing under this Agreement. The Current Commitments or the Term Loan Ceiling, as the case may be, shall be permanently reduced in an amount equal to the principal on outstanding Loans paid in accordance with the preceding sentence.





                                     -52-                       CREDIT AGREEMENT

                 Upon consummation of a disposition of assets in accordance with this Section 6.10, the Banks shall deliver to the Borrower such documents releasing the Banks' Lien on the assets sold as the Borrower may reasonably request.

                 6.11 Acquisitions of Assets. The Borrower shall not purchase, lease or otherwise acquire any System (except that Borrower may acquire small Systems for an aggregate cost prior to the Term Loan Expiration Date of not to exceed $500,000) or, except for Capital Expenditures permitted by Section 6.14 hereof and except for loans and investments permitted by Section 6.5 hereof, any other substantial assets.

                 6.12 Self-Dealing. The Borrower shall not enter into or carry out any transaction with (including, without limitation, purchasing property or services from or selling property or services to) any Affiliate except

                 (a) directors, officers and employees of the Borrower may render services to the Borrower for compensation at the same rates generally paid by corporations engaged in the same or similar businesses for the same or similar services;

                 (b) the Borrower may pay Jones Management Fees, Allocated Expenses and interest on and principal of Advances to the extent permitted by the Subordination Agreement;

                 (c) the Borrower may enter into other transactions with Affiliates, including the sale of television or other signals to such Affiliates, the granting of rights to transmit signals on Systems, the lease of channel space by such Affiliates, the purchase or lease of television or other signals or specialized equipment from such Affiliates, merchandising and the provision of credit arrangements from such Affiliates and the licensing of technology and the provision of other various goods and services to the Borrower; provided, any such contracts or transactions shall be in writing and shall be at a price and on terms at least as favorable as those prices and terms being generally offered in the same marketplace by unrelated parties for goods or services as nearly identical as possible in regard to quality, technical advancement and availability; and

                 (d) the Borrower may sell one or more Systems to Jones; provided (i) each such System is sold at a price and on terms at least as favorable as those that would obtain in a comparable arm's-length transaction with a third party, (ii) such System is sold at a price not less than the greater of (A) the sum of (1) the original purchase price thereof, (2) Capital Expenditures and carrying costs for





                                     -53-                       CREDIT AGREEMENT
such System made or incurred by the Borrower and (3) brokerage or similar fees payable in connection with the original acquisition and such sale or (B) the average of the prices determined by three independent appraisals and (iii) such sale complies with the requirements of Section 6.10 hereof. Upon consummation of the sale of any System to Jones in accordance with this Section 6.12(d) the Banks shall deliver to the Borrower such documents releasing the Banks' Lien on such System as the Borrower may reasonably request.

"Affiliate," as used in this Section 6.12, shall mean any person which directly or indirectly controls, or is controlled by, or is under common control with, the Borrower or either of the General Partners or Jones. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

                 6.13 Continuation of or Change in Business. The enterprise represented by the Borrower shall continue to engage in the business of owning, operating and maintaining cable television and SMATV systems and the Borrower will not engage in any other business.

                 6.14 Capital Expenditures. Borrower shall not make Capital Expenditures which in the aggregate exceed $7,000,000 in 1988, $6,000,000 in 1989 or $4,500,000 in any fiscal year of the Borrower thereafter. If Capital Expenditures in any year are less than the aggregate permitted for that year, the unused excess shall be carried forward and may be expended in any subsequent year or years. The cost of Systems purchased by Borrower pursuant to Section
6.11 shall be included in Capital Expenditures hereunder.

                 6.15 Amendments to Agreements. The Borrower will not permit any modification, amendment or other alteration of the Joint Venture Agreement or the Partnership Agreements (except for amendments of the type described in Section 6.1 of the Partnership Agreements) without the prior written consent of the Banks provided, that the Banks agree to consider promptly the granting or withholding of consent to any such amendments, which consent shall not be unreasonably withheld.

                 6.16 Pension Plans. The Borrower shall not establish, make contributions to, become obligated to make contributions to, or otherwise become liable with respect to any Plan.





                                     -54-                       CREDIT AGREEMENT

                 6.17 Regulation U. The Borrower shall not use the proceeds of any Loans hereunder directly or indirectly to purchase or carry any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying, directly or indirectly, any such margin stock.

                                  ARTICLE VII

                                    DEFAULTS

                 7.1 Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law):

                 (a) The Borrower shall fail to pay when due principal of any Note; or

                 (b) The Borrower shall fail to pay when due interest on any Note, any commitment fee, any amount payable pursuant to Section 2.13 hereof or any other amount due hereunder or under any Note and such failure shall have continued for a period of three Business Days; or

                 (c) Any representation or warranty made by the Borrower under this Agreement or any Related Document or any statement made by the Borrower in any financial statement, certificate, written report, exhibit or document furnished by the Borrower to the Agent or the Banks pursuant to this Agreement or any Related Document shall prove to have been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation, warranty or statement not misleading); or

                 (d) The Borrower shall default in the performance or observance of any covenant contained in Article VI hereof or of the covenants contained in Section 5.1(g) or 5.5(d) hereof; or

                 (e) The Borrower shall default in the performance or observance of any other covenant, agreement or duty under this Agreement, the Related Documents or any Note and (i) in the case of e default under Section
5.1 hereof (other than under subsection (g) of such Section 5.1) such default shall have continued for a period of ten days after notice from the Agent or from any Bank to the Borrower and (ii) in the





                                        -55-                  CREDIT AGREEMENT
case of any other default such default shall have continued for a period of thirty days; or

                 (f) The Borrower (i) shall default (as principal or as guarantor or other surety) in any payment of any obligation (or set of related obligations) in respect of Indebtedness in excess of $50,000 in aggregate amount beyond any period of grace with respect thereto or, if such obligation or obligations is or are payable or repayable on demand, shall fail to pay or repay such obligation or obligations when demanded or (ii) shall default in the observance of any covenant, term or condition contained in any agreement or instrument by which such obligation or obligations is or are created, secured or evidenced if the effect of such default is to cause, or to permit the holder or holders of such obligation or obligations (or a trustee or agent on behalf of such holder or holders) to cause, all or part of such obligation or obligations to become due before its or their otherwise stated maturity;

                 (g) One or more judgments for the payment of money shall have been entered against the Borrower, which judgment or judgments exceed $50,000 in the aggregate, and such judgment or judgments shall have remained undischarged and unstayed for a period of thirty consecutive days; or

                 (h) A writ or warrant of attachment, garnishment, execution, distraint or similar process shall have been issued against the Borrower or any of its properties which shall have remained undischarged and unstayed for a period of thirty consecutive days; or

                 (i) Any authorization, consent, approval, license, exemption, registration, qualification, designation, declaration, filing or other action or undertaking now or hereafter made by or with any Official Body in connection with this Agreement (other than matters referred to in Section 7.1(k) hereof), the Related Documents or the Notes or any such action or undertaking now or hereafter necessary or advisable to make this Agreement, the Related Documents or the Notes legal, valid, enforceable and admissible in evidence is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended or shall have been held to be illegal or invalid and Borrower shall have been unsuccessful in curing such illegality or invalidity within a reasonable time and the Required Banks shall have determined in good faith (which determination shall be conclusive) that such event or occurrence may have a material adverse effect on the Agent's or the Banks' rights under this Agreement, the Related Documents or any Note; or





                                        -56-                  CREDIT AGREEMENT

                 (j) The Required Banks shall have determined in good faith that a material adverse change has occurred in the financial condition of the Borrower or that the prospect of payment under this Agreement, the Related Documents or the Notes is impaired in any material respect; or

                 (k) If any Franchise Agreement pursuant to which Borrower serves more than 1,000 of the Basic Subscribers or any other license, permit, lease, easement, conduit occupancy right, pole attachment, use, access or rental agreement, certificate, consent, approval, authorization or agreement (collectively, for purposes of this clause (k), "Approval") granted by the FCC or by any other Official Body with jurisdiction over any System or by any public utility or third party lessor, whether presently existing or hereafter granted to or obtained by the Borrower, the cancellation or termination of which would have a material adverse effect on the Borrower or the continued operation of the Systems viewed as a whole, expires without renewal or is suspended or revoked, and is not replaced, or the Borrower shall become subject to any injunction or other order with respect to such Franchise Agreement or Approval that materially or adversely affects or which may materially and adversely affect (both in the sole judgment of the Agent) the Borrower; or

                 (l) Any of the Liens created by the Security Documents in favor of the Agent pursuant to the Security Documents shall cease to be valid and perfected Liens in favor of the Agent on behalf of the Banks prior to the rights of all third parties except as permitted by the Security Documents; or

                 (m) Any General partner ceases to be a general partner of the Borrower; or

                 (n) The Systems owned by the Borrower cease to be managed by Jones as provided in the Joint Venture Agreement or Jones' performance under the Joint Venture Agreement is substantially impaired; or

                 (o) The Borrower shall fail to use its best efforts to obtain reasonably promptly after the Closing Date (i) written consents, in form and substance reasonably satisfactory to the Agent, signed by such persons listed in Schedule 2 hereto as have not signed consents prior to the Closing Date or (iii memoranda of leases (to the extent not obtained prior to the Closing Date) executed by the City of Dania and George W. and Irene M. Johnson with respect to the property described on Exhibit B to the Mortgage; or the Borrower shall fail to record such memoranda of leases, or thereafter to rerecord the Mortgage, in each case with the Clerk of Circuit Court of Broward County, Florida promptly after obtaining such memoranda; or





                                        -57-                  CREDIT AGREEMENT

                 (p) A proceeding shall have been instituted in respect of the Borrower or any General Partner

                 (i) seeking to have an order for relief entered in respect of the Borrower or any General Partner, or seeking a declaration or entailing a finding that the Borrower or any General Partner is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to the Borrower or any General Partner, their respective assets or its debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or hereafter in effect and if such proceeding be involuntary, it shall have remained undismissed for sixty (60) days or more, or

                 (ii) seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for the Borrower or any General Partner or for all or any substantial part of its property and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of thirty consecutive days; or

                 (q) The Borrower or any General Partner shall become insolvent, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its business, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in Section 7.1(p) (i) hereof or shall consent to any such order for relief, declaration, finding or relief described therein, shall institute a proceeding described in Section 7.1(p) (ii) hereof or shall consent to any such appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any such proceeding is instituted, shall dissolve, wind-up or liquidate itself or any substantial part of its property, or shall take any action in furtherance of any of the foregoing, or

                 (r) Any of the events described in Section 7.1(p) or (q) with respect to the Borrower shall occur with respect to Jones, or there shall occur a change of ownership in a controlling interest in the voting securities of Jones. "Controlling interest" means the right to vote (through ownership or otherwise) a majority of Jones shares having the power to elect directors.





                                        -58-                  CREDIT AGREEMENT

                 7.2 Consequences of an Event of Default.

                 (a) If an Event of Default specified in subsections (a) through (o) or (r) of Section 7.1 hereof shall occur the Banks shall be under no further obligation to make Loans hereunder and at their option without notice their respective Commitments may be terminated, and so long as such Event of Default shall be continuing or shall exist, the Agent shall, at the request of the Required Banks, by notice to the Borrower, declare the unpaid principal amount of the Notes, interest accrued thereon and all other amounts owing by the Borrower hereunder or under the Notes to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.

                 (b) If an Event of Default specified in subsection (p) or (q) of Section 7.1 hereof shall occur or exist, the Banks shall be under no further obligation to make Loans hereunder and the unpaid principal amount of the Notes, interest accrued thereon and all other amounts owing by the Borrower hereunder or under the Notes shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.

                 7.3 Set-Off. If the unpaid principal amount of any Note, interest accrued thereon or other amount owing by the Borrower hereunder or under any Note shall have become due and payable (by acceleration or otherwise), each Bank and any branch, subsidiary or affiliate of each Bank anywhere in the world and the holder of any participation in any Note shall each have the right, in addition to all other rights and remedies available to it without notice to the Borrower, to set-off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, the Borrower by such Bank or by such branch, subsidiary or affiliate or by such holder including, without limitation, all funds an all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower with such Bank or such branch, subsidiary or affiliate or such holder. Such right shall exist whether or not such Bank or any such holder shall have given notice or made any demand hereunder or under any Note or any such participation, whether or not such debt owing to or funds held for the account of the Borrower is or are matured or unmatured, whether or not any amounts owing by any person with respect to such participation are matured or unmatured,





                                        -59-                  CREDIT AGREEMENT
whether or not the holder of such participation is in privity with or is a creditor of the Borrower with respect to such participation, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Agent or the Banks or any such holder. The Borrower hereby consents to and confirms the foregoing arrangements and confirms the Banks' rights and each such branch's, subsidiary's and affiliate's and holder's rights of banker's lien and set-off. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on the Banks' rights or any such branch's, subsidiary's and affiliate's and holder's rights of banker's lien or set-off.

                 7.4 Equalization Among the Banks. The Banks hereby agree between themselves that, with respect to all amounts received by any Bank for application on any obligation hereunder or under the Notes, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably between the Banks in proportion to each Bank's outstanding Loans. Any Bank receiving any such amount shall purchase for cash from the other Banks an interest in each Note in such amount as shall result in a ratable participation by such Bank and such other Banks in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by such Bank.


                                  ARTICLE VIII

                                   THE AGENT

                 8.1 Appointment. The Banks hereby appoint The Bank of Nova Scotia to act as Agent as herein specified for the Banks hereunder. Each of the Banks hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the Related Documents and any other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder, as are specifically delegated to or required of the Agent by the terms hereof or thereof,





                                        -60-                  CREDIT AGREEMENT
together with such powers as are reasonably incidental thereto. The Bank of Nova Scotia agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement and the Related Agreements.

                 8.2 Delegation of Duties. The Agent may perform any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder and thereunder.

                 8.3 Nature of Duties; Independent Credit Investigation. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the Related Documents. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Bank; and nothing in this Agreement or in the Related Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the Related Documents except as expressly set forth herein and therein. Each Bank expressly acknowledges (a) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower shall be deemed to constitute any representation or warranty by the Agent to any Bank; (b) that it has made and will make its own independent investigation of the financial condition and affairs, and its own appraisal of the creditworthiness, of the Borrower in connection with this Agreement; and (c) that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information, whether coming into its possession before the making of any Loans hereunder or at any time or times thereafter, except for notices, reports or other information, if any, expressly required to be furnished to the Banks by the Agent hereunder.

                 8.4 Actions in Discretion of Agent; Instructions From Required Banks.

                 (a) The Agent agrees, upon the written request of the Required Banks, to take any action or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein. In the absence of a request by the Required Banks, the Agent shall have authority pursuant to Section 8.1 hereof, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all the Banks. Any action taken or failure to act pursuant to such instructions or discretion





                                        -61-                  CREDIT AGREEMENT
shall be binding on all the Banks and on all holders of Notes. No Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent, subject to the provisions of Section 8.5.

                 (b) The Agent agrees, upon the written request of the Required Banks, to take any action of the type specified as being within the Agent's rights, powers or discretion in the Related Documents. All such actions under the Related Documents will be under the direction of the Required Banks, unless this Agreement or a Related Document requires the consent of all the Banks. Any action taken or failure to act pursuant to such instructions or any failure to act in the absence of such instructions shall be binding on all the Banks and on all holders of Notes. No Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under the Related Documents in accordance with the instructions of the Required Banks or refraining from acting under the Related Documents in the absence of instructions from the Required Banks, subject to the provisions of Section 8.5.

                 8.5 Exculpatory Provisions. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them hereunder or under the Related Documents, or in connection herewith or therewith, unless caused by its or their own gross negligence or willful misconduct. Subject to the immediately preceding sentence, in performing its functions and duties hereunder and under the Related Documents on behalf of the Banks, the Agent shall exercise the same care which it would exercise in dealing with loans for its own account, but it shall not (a) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement, the Notes or the Related Documents or for any recital, representation, warranty, document, certificate, report or statement herein or therein made or furnished under or in connection with this Agreement or the Related Documents or (b) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrower, or the financial condition of the Borrower or the existence or possible existence of any Event of Default and/or a Potential Default.

                 8.6 Reimbursement and indemnification. Each Bank agrees to reimburse and indemnify the Agent (to the extent





                                        -62-                  CREDIT AGREEMENT
not reimbursed by the Borrower) ratably in proportion to its Current Commitment, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement, the Notes or the Related Documents or any action taken or omitted by the Agent hereunder or thereunder, provided, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that the same result from the Agent's gross negligence or willful misconduct.

                 8.7 Reliance by Agent. The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper party or parties, and upon opinions of counsel and other professional advisers selected by the Agent. Subject to Section 8.5, the Agent shall be fully justified in failing or refusing to take any action hereunder or under the Related Documents unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                 8.8 The Bank of Nova Scotia. in its Individual Capacity. With respect to its Commitment, its Current Commitment, the Loans made by it and the Notes held by it, The Bank of Nova Scotia shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the terms, "Banks" or "holders of Notes" shall, unless the context hereof otherwise indicates, include The Bank of Nova Scotia in its individual capacity. The Bank of Nova Scotia and its affiliates may, without liability to account, make loans to, accept deposits from, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrower and its partners and Affiliates as though it were not acting as Agent hereunder.

                 8.9 Holders of Notes. The Agent may deem and treat the payee of any Note as the owner of such Note for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any party who at the time of making such request or giving such authority or consent is the holder of any Note shall be





                                        -63-                  CREDIT AGREEMENT
conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

                 8.10 Related Documents. Each of the Banks acknowledges receipt of a copy of each Related Document and accepts and agrees to the terms thereof.

                 8.11 Pro Rata Interest in Collateral. The liens and security interests and other interests in property (collectively the "Collateral") granted or transferred to or created in favor of the Agent by this Agreement and the Security Documents as security for the outstanding Obligations shall be held for the pro rata benefit of the Banks as specified herein or therein or, if not so specified, in proportion to their respective interests at the time of distribution in the outstanding principal amount of the Loans payable to each of the Banks by the Borrower. Subject to Sections 8.4(b) and 9.3, each of the rights, privileges and remedies provided to the Banks or the Agent with respect to the Collateral by this Agreement, the Security Documents or otherwise may be exercised by the Agent on behalf of the Banks, and any Collateral and the proceeds thereof held or recovered at any time by the Agent shall inure to the pro rata benefit of the Banks as specified in the Security Document which relates to such Collateral or, if not so specified, in proportion to their respective interests at the time of distribution in the outstanding principal amount of Loans payable to the Banks at such time.

                 8.12 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Banks and the Borrower shall agree upon a successor Agent. If no successor Agent shall have been so agreed upon and appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement.





                                        -64-                  CREDIT AGREEMENT

                 8.13 Appointment of Co-Agent.

                 (a) It is the intent of this Agreement that there shall be no violation of any law of any state or other jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent in such state or jurisdiction. It is recognized that in case of litigation under this Agreement, and in particular in case of enforcement upon the occurrence of an Event of Default or in case the Agent deems that by reason of any present or future law of any state or other jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Agent, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Agent appoint an additional individual or institution as a separate or co-agent under this Agreement. The following provisions of this Section are adopted to these ends.

                 (b) In the event that the Agent appoints an additional individual or institution as a separate or co-agent, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Agreement to be exercised by or vested in or conveyed to the Agent with respect thereto shall be exercisable by and vest in such separate or co-agent but only to the extent necessary to enable such separate or co-agent to exercise such power, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-agent shall run to and be enforceable by either of them. The Agent shall have the right to terminate the appointment of any separate or co-agent hereunder.

                 (c) Should any instrument in writing from Borrower or the Banks be required by the separate or co-agent so appointed by the Agent for more fully and certainly vesting in and confirming to him or it such properties, rights, power, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by Borrower or the Banks. In case any separate or co-agent, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, power, trusts, duties and obligations of such separate or co-agent, so far as permitted by law, shall vest in and be exercised by the Agent until the appointment of a new agent or successor to such separate or co-agent.





                                        -65-                  CREDIT AGREEMENT

                                   ARTICLE IX

                                 MISCELLANEOUS

                 9.1 Holidays. Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder, under the Related Documents or under the Notes shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                 9.2 Records. The unpaid principal amount of the Notes, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, each Bank's Current Commitment and the accrued and unpaid commitment fee shall at all times be ascertained from the records of such Bank, which shall be conclusive absent manifest error.

                 9.3 Amendments or Waivers. With the written consent of the Required Banks, the Agent, acting on behalf of all Banks, and the Borrower may from time to time enter into written agreements amending or changing any provision of this Agreement or the Related Documents or the rights of the Banks or the Borrower hereunder or thereunder or may grant waivers or consents to a departure from the due performance of the obligations of the Borrower, any such agreement, waiver or consent made with such written consent being effective to bind all the Banks; provided, that no such agreement, waiver or consent may be made which will

                 (i) reduce or increase the amount or alter the terms of the Commitment or Current Commitment of any Bank hereunder or alter the provisions relating to the commitment fees payable to any Bank hereunder; or

                 (ii) extend the time for payment of principal or interest on any Note, or reduce the principal amount of or the rate of interest borne by any Note, or otherwise affect the terms of payment of the principal of or interest on any Note; or

                 (iii) change the definition herein of "Required Banks", or amend this Section 9.3; or

                 (iv) alter the terms, impair the value of, or release any Collateral under the Security Documents, except (A) releases of Collateral in connection with the sale of the Systems in accordance





                                        -66-                  CREDIT AGREEMENT
         with Section 6.10 hereof and as contemplated by the Security Documents and (B) releases of Collateral having an aggregate book value not in excess of $1,000,000 during the term of this Agreement, without the written consent of all the Banks. The Agent is authorized to take the actions described in clauses (A) and (B) of paragraph (iv) above without the consent of the Required Banks. In the case of any such waiver or consent relating to any provision hereof, any Event of Default or potential Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any other or subsequent Event of Default or potential Default or impair any right consequent thereto.

                 9.4 No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power or privilege under this Agreement, the Related Documents, the Notes or any other documents or instruments pursuant to or in connection herewith shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Agent and the Banks under this Agreement, the Related Documents, the Notes or any other documents or instruments pursuant to or in connection herewith are cumulative and not exclusive of any rights or remedies which the Agent or the Banks would otherwise have.

                 9.5 Notices. All notices under Sections 2.3, 2.7 and 2.9(a) hereof shall be sent to the Agent by telex or overnight courier service (which shall be effective when received) or by telephone or telecopy confirmed by telex or first-class mail (which shall be effective when telephoned or telecopied), in all cases with charges prepaid. All notices under Sections 2.8 and 7.2(a) hereof shall be sent to the Borrower by telex or overnight courier service (which shall be effective when received), by telephone or telecopy confirmed by telex or first-class mail (which shall be effective when telephoned or telecopied) or by first-class or first-class express mail (which shall be effective when deposited in the mail), in all cases with charges prepaid. All other notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement or any Note shall be in writing (including telexed or telecopied communication) unless otherwise





                                        -67-                  CREDIT AGREEMENT
expressly permitted hereunder and shall be sent by first-class or first-class express mail, or by telex or telecopy with confirmation in writing mailed first-class, in all cases with charges prepaid, and any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the address stated on the signature page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.

                 9.6 Expenses; Taxes; Attorneys' Fees. The Borrower agrees to pay or cause to be paid and to save the Agent and the Banks harmless against liability for the payment of all reasonable out-of-pocket expenses, including but not limited to (a) fees and expenses of counsel for the Agent, incurred by the Agent from time to time (i) arising in connection with the preparation, execution, delivery and performance of this Agreement, the Related Documents, the Notes and any documents, instruments or transactions pursuant to or in connection herewith (including but not limited to the issuance of notes under Section 2.14 hereof), (ii) relating to any requested amendments, waivers or consents to this Agreement, the Related Documents, the Notes or any such documents or instruments and (b) fees and expenses of counsel (including in-house counsel) for the Agent and each Bank incurred by the Agent or any Bank from time to time arising in connection with Banks' enforcement or preservation of rights under this Agreement, the Related Documents, the Notes or any such documents or instruments, including but not limited to such expenses as may be incurred by the Banks in the collection of outstanding Notes. The Borrower agrees to pay all stamp, documentary stamp, intangible, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent to be payable in connection with this Agreement, the Related Documents, the Notes or any other documents, instruments or transactions pursuant to or in connection herewith, and the Borrower agrees to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

                 9.7 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other





                                        -68-                  CREDIT AGREEMENT
jurisdiction or the remaining provisions hereof in any jurisdiction.

                 9.8 Governing Law. This Agreement and the Notes shall be deemed to be contracts under the laws of the State of California and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State.

                 9.9 Prior Understandings. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

                 9.10 Duration; Survival. All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement or the Notes, any investigation by the Banks or the making of any Loan hereunder. All covenants and agreements of the Borrower contained herein shall continue in full force and effect from and after the date hereof so long as it may borrow hereunder and until payment in full of the Notes, interest thereon, commitment fees and all other obligations of the Borrower under this Agreement or any Note hereunder. Without limitation, it is understood that all obligations of the Borrower to make payments to or indemnify the Agent and the Banks (including, without limitation, obligations arising under Sections 2.13 and 9.6 hereof) shall survive the payment in full of the Notes and of all other obligations of the Borrower thereunder and hereunder.

                 9.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                 9.12 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Agent, the Banks, the Borrower and their respective successors and assigns, except that (a) the Borrower may not assign or transfer any of its rights hereunder without the prior written consent of the Agent and the Banks; (b) no Bank shall assign or otherwise transfer any of its rights under its Notes, its Loans or hereunder or otherwise participate any of its rights under its Notes, its Loans or hereunder other than in accordance with the following requirements:

                 (i) not in excess of 49% of a Bank's Commitment may be assigned, transferred or participated;





                                        -69-                  CREDIT AGREEMENT

                 (ii) such Bank shall promptly notify the Borrower and Agent of such transfer, assignment or participation; and

                 (iii) any grant of rights to a participant with respect to the Loans by a Bank shall state that such rights exist only as a result of the agreement between the participant and such Bank. Such participation shall not confer on any person (other than the parties hereto) any rights to vote on, approve or sign amendments or waivers, any other independent benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes, except as otherwise provided in Section 7.3 hereof.

Except to the extent otherwise required by the context of this Agreement, the word "Bank" where used in this Agreement shall mean and include any holder of a Note originally issued to the Bank hereunder, and each such holder of a Note shall be bound by and have the benefits of this Agreement the same as if such holder had been a signatory hereto.

                 9.13 Limitation on Payments. The parties hereto intend to conform to all applicable laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision of this Agreement or the Notes, the Borrower shall not be required to make any payment to any Bank, and each Bank shall refund any payment made by the Borrower, to the extent that such requirement or such failure to refund would violate applicable laws limiting the maximum amount of interest which may be charged or collected by the Banks.

                 9.34 Nonrecourse Obligations. Anything contained in this Agreement, the Related Documents or the Notes to the contrary notwithstanding, in any action or proceeding brought on this Agreement, the Related Documents or the Notes or the indebtedness evidenced thereby, no deficiency Judgment shall be enforced against the separate assets of the general partners of the Borrower (other than distributions to such partners made in violation of Section 6.6 hereof), and the liability of such partners for any amounts due under this Agreement, the Related Documents and the Notes shall be limited to the interest of such general partners in the collateral described in the Related Documents, their interests in any other assets of the Borrower and any distributions made in violation of Section 6.6 hereof. Subject to the preceding sentence, the Bank may join any present or future general partners of the Borrower, in their capacities as general partners, as defendants in any legal action it undertakes to enforce its rights and





                                        -70-                  CREDIT AGREEMENT
remedies under this Agreement, the Related Documents and the Notes. Notwithstanding the foregoing, nothing set forth herein shall be deemed to prohibit the Agent and the Banks from taking legal action(s) and enforcing any judgment arising therefrom against a present or future general partner of the Borrower arising by reason of any fraud or intentional misconduct of such general partner.

                 IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

Attest:                                    CABLE TV FUND 14-A/B Venture,
                                           a Colorado general partnership

                                           By: Cable TV Fund 14-A, Ltd.,
                                               Cable TV Fund 14-B, Ltd.,
                                               both Colorado limited
                                               partnerships

                                           By: Jones Intercable, Inc.,
                                               a Colorado corporation,
                                               as general partner of each

/s/ LORRI ELLIS                            By:   /s/ KEVIN P. COYLE
Assistant Secretary                        Title: Vice President/Treasurer

         {CORPORATE SEAL}                  Address for Notices:

                                           9697 E. Mineral Avenue
                                           Englewood, CO 80112
                                           Attn: Kevin P. Coyle
                                           Phone: (303) 792-3111
                                           Telecopy: (303) 799-1644





                                        -71-                  CREDIT AGREEMENT

Address for Notices:                       THE BANK OF NOVA SCOTIA, as Agent
                                           and as a participating Bank
The Bank of Nova Scotia
444 Market Street
Suite 2450                                 By:    /s/ DOUGLAS E. ROPER
San Francisco, CA 94111                    Title: Representative
Attn:     Douglas Roper
Phone:    (415) 986-1100
Telex:    00340602
Telecopy: (415) 397-0701

Address for Notices:                       PROVIDENT NATIONAL BANK, as a
                                           participating Bank
Provident National Bank
Broad & Chestnut Streets
Philadelphia, PA 19110                     By:    /s/ SCOTT C. MEVES
Attn:     Scott C. Meves                   Title: Vice President
Phone:    (215) 585-6014
Telex:    845270
Telecopy: (215) 585-6680





                                        -72-                  CREDIT AGREEMENT